Exhibit 2.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

dated as of July 29, 2016

by and among

AMERI HOLDINGS, INC., a Delaware corporation,

DC&M PARTNERS, L.L.C., an Arizona limited liability company,

and

ALL OF THE MEMBERS OF DC&M PARTNERS, L.L.C.

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INDEX OF EXHIBITS

Exhibit A: Form of Employment Agreement

iii

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of July 29, 2016, is by and among AMERI HOLDINGS, INC., a Delaware corporation (the “Buyer”), DC&M PARTNERS, L.L.C., an Arizona limited liability company (the “Company”), and all of the members of the Company listed on the signature page hereto (the “Members”). Certain capitalized terms used herein are defined in Section 8.13.

RECITALS

WHEREAS, the Company provides information technology development, consulting and management services;

WHEREAS, as of the date of this Agreement, 100% of the issued and outstanding membership interests of the Company (the “Membership Interests”) are owned by the Members; and

WHEREAS, the parties desire to enter into this Agreement to provide for the acquisition by the Buyer of the Company through the purchase by the Buyer from the Members of all of the Membership Interests.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.1            Purchase and Sale of the Membership Interests. Upon the terms and subject to the conditions of this Agreement, the Members agree to sell to the Buyer, and the Buyer agrees to purchase from the Members, all of the Membership Interests at the Closing (the “Membership Interest Purchase”). The aggregate purchase price (the “Purchase Price”) for the Membership Interests shall be payable, and is subject to offset as provided in Section 8.4, as follows:

(a)                The Buyer shall deliver to the Members at Closing (in accordance with the allocation set forth in Section 1.1(a) of the Company Disclosure Schedule) a cash payment in the aggregate amount of $3,000,000, minus all principal, interest and other charges outstanding on the Closing Date in respect of the Company’s indebtedness, which indebtedness is to be paid by the Company at Closing (the “Closing Cash Payment”). Payment of the Closing Cash Payment shall be made by wire transfer of immediately available funds to one or more accounts designated in writing by the Members prior to the Closing Date.

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 (b)               1,600,000 restricted shares of common stock, par value $0.01 per share, of the Buyer (the “Buyer Common Stock”, and together with the Closing Cash Payment, the “Total Consideration”) shall be issued and delivered to the Members in accordance with the allocation set forth in Section 1.1(b) of the Company Disclosure Schedule (the “Stock Issuance”). The Stock Issuance will be made and the Buyer Common Stock delivered to the Members upon the earlier to occur of (i) the second anniversary of the Closing Date or (ii) the sale of the Buyer, whether through a stock purchase or merger; provided that any Member may delay the Stock Issuance as it relates to that Member to a later date in their sole discretion. At or prior to the time of the original scheduled date of the Stock Issuance, each Member may elect to receive cash consideration of $2.40 per share in lieu of receiving that number of shares of Buyer Common Stock otherwise due to that Member by giving written notice of such election to the Buyer. In the event any Member so elects to receive cash consideration in lieu of such Member’s shares of Buyer Common Stock, Buyer shall pay such cash consideration to such Member within sixty (60) days following the original scheduled date of the Stock Issuance. In the event that either of Giri Devanur or Srinidhi “Dev” Devanur seeks to sell any shares of Buyer common stock beneficially owned by him after the Closing Date through the one-year period following the Stock Issuance date, each of the Members shall be entitled to participate in such sale pursuant to the Tag-Along Right. Should either of Giri Devanur or Srinidhi “Dev” Devanur seek to effect such as a sale prior to the Stock Issuance date, and any Member desires to exercise his or its Tag-Along Right, the Buyer shall cause the Buyer Common Stock to be issued and delivered to the applicable Member prior to the second anniversary of the Closing Date.

(c)                Until the Buyer Common Stock is issued pursuant to the Stock Issuance, no shares of the Buyer Common Stock may be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, except that, transfers of the right to receive the Buyer Common Stock pursuant to the Stock Issuance upon the death of a Member will be permitted under the laws of descent and distribution. The Company shall not be required to transfer any Buyer Common Stock on its books or to treat as the owner of such Buyer Common Stock or to accord the right to vote or to pay dividends in respect of the Buyer Common Stock prior to the Stock Issuance.

(d)               At the time of the Stock Issuance, the Members shall receive the following registration rights:

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(i)                 At any time on or after the Stock Issuance, the Members may make a written demand (a “Demand Registration”) for the filing of a registration statement (“Registration Statement”) under the Securities Act of, for resale of all or part of 533,333 shares of Buyer Common Stock received by them (the “Registrable Securities”) to the extent such securities were not previously included in a Registration Statement.  Any demand for a Demand Registration shall specify the number of shares of Registrable Securities to be registered.  Subject to the conditions of this definition, the Buyer shall use its commercially reasonable efforts to file such Registration Statement under the Securities Act within 90 days after the date any such request is received by the Buyer, use its commercially reasonable efforts to cause such Registration Statement to be declared effective and maintain the effectiveness of the Registration Statement from the date of the effectiveness of the Registration Statement until the earlier of (A) 12 months after the date such Registration Statement is declared effective by the SEC, or (B) the date on which all of the Registrable Securities included in such Registration Statement have been sold; provided, however, that, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Buyer notifies the Members in writing of the existence of a Disadvantageous Condition (as defined below), no Member shall offer or sell any of the Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Disadvantageous Condition until the Buyer notifies the Members that such Disadvantageous Condition either has been disclosed to the public or no longer constitutes a Disadvantageous Condition.  The Buyer shall notify the Members promptly when any such Registration Statement has been declared effective.  Buyer shall not be obligated to effect more than one (1) Demand Registration in respect of the Registrable Securities, unless the Members requesting such registration are unable to register all of the Registrable Securities identified in the demand to be included in such registration by reason of the Buyer’s compliance with the SEC Restrictions set forth in Section 1.1(d)(iv) or otherwise. Buyer shall not be obligated to file a Registration Statement relating to a Demand Registration request pursuant to this section at any time the Buyer’s Board of Directors determines, in its good faith judgment, that Buyer (A) should not file any Registration statement otherwise required to be filed pursuant to this section or (B) should withdraw any such previously filed Registration Statement, in either case solely because the Board of Directors determines, after consultation with legal counsel, that the Buyer is in the possession of material nonpublic information required to be disclosed in such Registration Statement or an amendment or supplement thereto, the disclosure of which in such Registration Statement would be materially disadvantageous to the Buyer (a “Disadvantageous Condition”). In such case the Buyer shall be entitled to postpone for a reasonable period of time the filing of such Registration Statement (but in no event more than 90 days) or, if such Registration Statement has already been filed, may suspend or withdraw such Registration Statement and shall promptly give the Members written notice of such determination and an approximation of the anticipated delay. Upon the receipt of any such notice, such Members shall forthwith discontinue use of the prospectus contained in such Registration Statement and, if so directed by the Buyer, shall deliver to the Buyer all copies of the prospectus then covering such Registrable Securities current at the time of receipt of such notice (or, if no Registration Statement has yet been filed, all drafts of the prospectus covering such Registrable Securities). If any Disadvantageous Condition shall cease to exist, the Buyer shall promptly notify the Members to such effect. If any Registration Statement shall have been withdrawn, the Buyer shall, at such time as it is possible file a new Registration Statement covering the Registrable Securities that were covered by such withdrawn Registration Statement.

(ii)               The Buyer shall notify the Members at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  At the request of any Member, the Buyer shall also prepare, file and furnish to the Members a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  Each Member agrees not to offer or sell any Registrable Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

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(iii)             In addition to the Demand Registration, if at any time after the Stock Issuance the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration (A) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (B) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (C) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement (a "Piggyback Registration Statement") to be used may be used for any registration of securities of the Buyer, the Buyer shall give prompt written notice (in any event no later than 30 days prior to the filing of such registration statement) to the holders of Registrable Securities of its intention to effect such a registration and, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within 20 days after the Company's notice has been given to each such holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. A Piggyback Registration shall not be considered a Demand Registration.

(iv)             Notwithstanding the registration obligations set forth in this section, if at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act, the Buyer shall use its commercially reasonable efforts to advocate with the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415.  In the event that, despite the Buyer’s commercially reasonable efforts and compliance with the terms of this section, the SEC refuses to alter its position, the Buyer shall (A) remove from the Registration Statement such portion of the Registrable Securities and other securities (“Other Registrable Securities”) that were included in the initial Registration Statement filing  (“Cut-back Shares”) and/or (B) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Buyer’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”).  Any cut-back imposed on the Members pursuant to this section shall be allocated among the Members and the holders of Other Registrable Securities on a ratable basis in proportion to the number of Registrable Securities and Other Registrable Securities held by such Members and holders.  From and after the date on which the Buyer is able to effectuate registration of such Cut-back Shares in accordance with any SEC Restriction, all of the provisions of this section shall again be applicable to such Cut-back Shares.

(v)               Each Member shall furnish to the Buyer or the underwriter(s) (if any) in respect of the offering pursuant to the subject Registration Statement, as applicable, such information regarding the Member and the distribution proposed by it as the Buyer may reasonably request in connection with any registration or offering referred to in this section .  Each Member shall cooperate as reasonably requested by the Buyer in connection with the preparation of the Registration Statement with respect to such registration, and for so long as the Buyer is obligated to file and keep effective such Registration Statement, shall provide to the Buyer, in writing, for use in the Registration Statement, all such information regarding the Member and its plan of distribution of shares of Buyer Common Stock included in such Registration Statement as may be reasonably necessary to enable the Buyer to prepare such Registration Statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

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(vi)             All fees and expenses incident to the performance of or compliance with this section by the Buyer shall be borne by the Buyer whether or not any Registrable Securities are sold pursuant to the Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (A) all registration and filing fees (including, without limitation, fees and expenses (1) with respect to filings required to be made with the trading market on which the Buyer Common Stock is then listed for trading, and (2) in compliance with applicable state securities or Blue Sky laws, (B) printing expenses, (C) messenger, telephone and delivery expenses, and (D) fees and disbursements of counsel and independent registered public accountants for the Buyer.

(vii)           Notwithstanding anything herein to the contrary, as to the Registrable Securities, such securities shall cease to be Registrable Securities and the provisions of this section shall terminate when:  (A) a Registration Statement and/or a Piggyback Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement and/or Piggyback Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Buyer and subsequent public distribution of them shall not require registration under the Securities Act; or (C) such securities shall have ceased to be outstanding.

Section 1.2            Earn Out.

(a)                As part of the Membership Interest Purchase Consideration, the Buyer shall pay Earn-Out Payments, if any are earned, to the Members on the following terms and conditions: (i) for each of the 12 months ending December 31, 2016 (the “2016 Earn-Out Period”) and the 12 months ending December 31, 2017 (the “2017 Earn-Out Period”) (each such earn-out period, an “Earn-Out Period” and collectively, the “Earn-Out Term”), Buyer shall pay to each Member his pro rata share of an amount equal to such percentage (up to 120%) of the 2016 Revenue Target or 2017 Revenue Target achieved, respectively, multiplied by $750,000; and (ii) for each Earn-Out Period as applicable, Buyer shall pay to each Member his pro rata share of an amount equal to such percentage (up to 120%) of the 2016 Gross Margin Target or 2017 Gross Margin Target achieved, respectively, multiplied by $750,000 (each such payment by the Buyer to the Members in respect of the achievement of the 2016 Revenue Target, the 2017 Revenue Target, the 2016 Gross Margin Target or the 2017 Gross Margin Target, an “Earn-Out Payment”). By way of illustration and not limitation: (A) if the revenue achieved for the 2016 Earn-Out Period is 80% of the 2016 Revenue Target, then the Members will receive an Earn-Out Payment in respect of revenue of approximately $600,000 for the 2016 Earn-Out Period (80% of $750,000), and (B) if during the 2016 Earn-Out Period the gross margin achieved by the Company is 50% of the 2016 Gross Margin Target, then the Members will receive an Earn-Out Payment in respect of gross margin of $375,000 for the 2016 Earn-Out Period (50% of $750,000), resulting in an aggregate 2016 Earn-Out Payment of approximately $975,000. For the purposes of determining the Company’s gross margin for each Earn-Out Period, all selling, general and administrative expenses of the Company will be subject to Buyer’s reasonable prior approval.

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 (b)               Each Earn-Out Payment shall be made to the Members on an annual basis, with each Member receiving his or her pro rata share no later than the earlier of: (a) ten (10) days after Buyer has filed its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission (the “SEC”) covering the applicable Earn-Out Period, or (b) April 10th following the applicable Earn-Out Period. Each Earn-Out Payment shall (i) be accompanied by a statement (the “Earn-Out Statement”) that describes in reasonable detail how the Earn-Out Payment was calculated and (ii) be paid by wire transfer of immediately available funds to such account as is directed by each Member. Each Member’s receipt of any Earn-Out Payment is not conditioned upon that Member’s continued employment with Buyer, the Company or any Affiliate thereof.

(c)                The Members may dispute Buyer’s calculation of any Earn-Out Payment by notifying Buyer in writing, setting forth in reasonable detail the particulars of such disagreement (the “Notice of Objection”), within thirty (30) days after receipt of Earn-Out Statement by the Members. To the extent not set forth in the Notice of Objection, the Members shall be deemed to have agreed with all other calculations, items and amounts set forth in the Earn-Out Statement. In the event that the Members do not deliver a Notice of Objection to Buyer within thirty (30) days after the Members’ receipt of the Earn-Out Statement, the Members shall be deemed to have accepted Buyer’s calculation of the Earn-Out Payment set forth in the Earn-Out Statement. In the event that a Notice of Objection is timely delivered, Buyer and the Members shall use their respective commercially reasonable efforts and exchange any information reasonably requested by the other party for a period of fifteen (15) days after the receipt by Buyer of the Notice of Objection (the “Earn-Out Resolution Period”), or such longer period as they may agree in writing, to resolve any disagreements set forth in the Notice of Objection. If Buyer and the Members are unable to resolve such disagreements within the Earn-Out Resolution Period (the items that remain in dispute at the end of such period (the “Unresolved Items”)) then, at any time thereafter, either the Members or Buyer may require that an Independent Accountant shall resolve the Unresolved Items. Upon selection of the Independent Accountant, each of Buyer and the Members shall submit an analysis of the Unresolved Items. Buyer and the Members shall instruct the Independent Accountant to determine as promptly as practicable, and in any event within thirty (30) days after the date, on which such dispute is referred to the Independent Accountant, based solely on the provisions of this Agreement and the written presentations by the Members and Buyer, the value of the Unresolved Items. The determination of the Independent Accountant shall be set forth in a written statement delivered to the Members and Buyer and shall be final, conclusive and binding on the parties, absent fraud or manifest error. The fees and disbursements of the Independent Accountant under this Section 1.2 shall be borne jointly and severally by the Members unless the adjustments to the Unresolved Items resulting from the Members’ delivery of the Notice of Objection caused change in the applicable Earn-Out Payment, as amended by Buyer prior to its submission to the Independent Accountant, in excess of $5,000 in favor of the Members, in which case such fees and disbursements shall be borne exclusively by Buyer.

(d)               In the event an Independent Accountant is not selected or has not agreed to serve within the ten (10) Business Day period following the Earn-Out Resolution Period (or such longer period as agreed to in writing by the Members and Buyer), then the parties agree that any dispute, controversy or claim arising out of or relating to calculations of or for the Earn-Out Payments shall be promptly submitted to binding arbitration conducted by the American Arbitration Association under its rules, regulations and procedures, the cost of which shall be borne by the non-prevailing party. Any arbitration hearing shall be held in New York, New York. Judgment under the award entered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof in accordance with the terms of Section 8.3 hereof.

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(e)                In the event (i) either Remaining Principal terminates his employment with the Company other than for Good Reason or (ii) the Company terminates either Remaining Principal’s employment for Cause, in each case, prior to the Stock Issuance and/or the termination of the Earn-Out Term, as applicable, then any Buyer Common Stock not already issued shall not be issued by Buyer to such terminated Remaining Principal or his respective Member and any remaining Earn-Out Payments shall be forfeited by such terminated Remaining Principal and his respective Member and no further consideration shall be owed to such terminated Remaining Principal or his respective Member or paid to such terminated Remaining Principal or his respective Member by Buyer.

Section 1.3             Closing.

(a)               Subject to the terms and conditions of this Agreement, the consummation of the Contemplated Transactions (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement, and the date and time of the completion of the foregoing shall be deemed the “Closing Date”. The Closing shall take place via the electronic exchange of documents and signatures. The parties hereto acknowledge and agree that (i) all proceedings at the Closing shall be deemed to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed or delivered, and (ii) that the Closing shall be deemed to have taken place at the offices of Olshan Frome Wolosky LLP, located at Park Avenue Tower, 65 East 55th Street, New York, NY 10022, or at such other date or at such other place as the parties hereto may mutually agree upon in writing. The Closing shall be deemed effective as of 12:01 a.m., Eastern Time, on the Closing Date.

(b)               At the Closing, the Members will deliver to the Buyer good and valid title to the Membership Interests, free and clear of all Encumbrances other than Permitted Liens (if any), together with an executed form of assignment for the Membership Interests in a form reasonably acceptable to the Buyer, against payment of the Closing Payment.

(c)                Notwithstanding the foregoing, no fractional shares of Buyer Common Stock shall be issued as part of the Stock Issuance. Fractional shares to be issued hereunder shall be rounded up to the next whole number.

(d)               All options, warrants and rights to purchase securities of the Company will be exercised or terminated prior to or effective upon the Closing Date, and the Buyer shall not assume or have any obligation with respect to such options, warrants or rights.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MEMBERS

Except as set forth in the Company’s disclosure schedule provided herewith (the “Company Disclosure Schedule”), the Company and the Members, jointly and severally, hereby represent and warrant to the Buyer, as of the date hereof and as of the Closing Date, except to the extent certain representations and warranties are limited to a certain date set forth in the applicable section, as follows:

Section 2.1            Organization, Etc. The Company is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite limited liability company or similar power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets. The Company is qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The jurisdictions in which the Company was formed and is qualified to do business are as set forth in Section 2.1 of the Company Disclosure Schedule. True and complete copies of the organizational and governing documents of the Company as presently in effect have been heretofore made available to the Buyer. The Company is not in violation of any term or provision of its organizational or governing documents. The Company does not have any Subsidiaries.

Section 2.2            Capitalization. The Membership Interests and the beneficial and record owners thereof are as set forth in Section 2.2 of the Company Disclosure Schedule. All outstanding Membership Interests were duly authorized, validly issued, fully paid and non-assessable, and issued free from preemptive rights and in compliance with all applicable securities Laws. Except as set forth in Section 2.2 of the Company Disclosure Schedule, there are no outstanding (a) securities convertible into or exchangeable for Membership Interests of the Company, (b) options, warrants or other rights to purchase or subscribe for securities of the Company, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any securities of the Company, any such convertible or exchangeable securities or any such options, warrants or rights, pursuant to which, in any of the foregoing cases, the Company is subject or bound. Except as set forth in Section 2.2 of the Company Disclosure Schedule, there are no voting trusts, voting agreements, proxies, Membership Interest holders’ agreements or other similar instruments restricting or relating to the rights of any of the Members to vote, transfer or receive dividends with respect to any Membership Interests or with respect to the management or control of the Company.

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Section 2.3            Authority Relative to this Agreement. The Company has all requisite limited liability company or similar power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations thereunder and to consummate the Contemplated Transactions. The execution and delivery of the Transaction Documents to which it is a party, the performance of its obligations thereunder and the consummation of the Contemplated Transactions have been duly and validly authorized by all required limited liability company or other action on the part of the Company and no other limited liability company or other proceedings on the part of the Company are necessary to authorize the Transaction Documents to which it is a party or to consummate the Contemplated Transactions. This Agreement has been, and each of the other Transaction Documents to which it is a party will be, duly and validly executed and delivered by the Company and, assuming this Agreement has been, and each of the other Transaction Documents to which it is a party will be, duly authorized, executed and delivered by the other parties thereto, this Agreement constitutes, and each of the other Transaction Documents to which it is a party will constitute, a legal, valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity) (collectively, the “Bankruptcy and Equity Principles”).

Section 2.4            Consents and Approvals; No Violations. Except as set forth in Section 2.4 of the Company Disclosure Schedule, none of the execution or delivery of any of the Transaction Documents by the Company, the performance by the Company of any of its obligations thereunder, or the consummation of any of the Contemplated Transactions by the Company will (a) violate any provision of the organizational or governing documents of the Company, (b) require it to obtain or make any consent, waiver, approval, exemption, declaration, license, authorization or permit of, or registration or filing with or notification to, any federal, state, local or foreign government, executive official thereof, governmental, administrative or regulatory authority, agency, body or commission, including any court of competent jurisdiction, domestic or foreign (each, a “Governmental Entity”), (c) require a consent under, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment or acceleration or any obligation) under, or result in the creation of any Encumbrance on any of the properties or assets of the Company pursuant to, any of the terms, conditions or provisions of any Material Contract, or (d) violate any Law of any Governmental Entity applicable to the Company or by which the Company or any of its properties or assets is bound.

Section 2.5             Financial Statements.

(a)               The Company has previously delivered or made available to the Buyer true and complete copies of the following: (i) the balance sheets of the Company as of December 31, 2014 and 2015 and the statements of income, members’ equity (deficit) and cash flows of the Company for the periods ended December 31, 2014 and 2015 (including, in each case, any notes and schedules thereto), and (ii) the balance sheets and the statements of income of the Company as of April 30, 2016 (collectively, the “Company Financials”). Each of the Company Financials (A) has been prepared from, and is in accordance with, the books and records of the Company, and (B) fairly presents in all material respects the financial position, results of operations, cash flows and changes in members’ equity of the Company as of the respective dates thereof and for the respective periods indicated therein (except that the unaudited Company Financials may not contain footnotes, statements of members’ equity (deficit) and cash flows and are subject to normal and recurring year-end adjustments (the nature or amount of which adjustments would not reasonably be expected, individually or in the aggregate, to be material)).

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(b)               To the Knowledge of the Company, the Company has no material weaknesses in its internal controls over financial reporting.

Section 2.6             No Undisclosed Liabilities; Discharge of Obligations.

(a)                The Company has no liabilities, indebtedness or obligations, except as and to the extent set forth, disclosed in, provided for, reflected in or otherwise described in the Company Financials or in Section 2.6(a) of the Company Disclosure Schedule.

(b)               The Company has no indebtedness for borrowed money immediately prior to Closing.

(c)                Unless otherwise instructed by the Buyer in writing, on or prior to the Closing, the Company shall have provided for the payment in full of all its indebtedness (including all accrued interest and obligations through the Closing Date). The Company shall have also provided for the termination of all Encumbrances of record on the properties of the Company. All liens or UCC filings against the Company shall have been terminated as of the Closing. Unless otherwise paid or discharged in full, any such payments shall be paid by the Buyer and subtracted from the Closing Cash Payment.

Section 2.7            Absence of Certain Changes. Except as set forth in Section 2.7 of the Company Disclosure Schedule, since January 18, 2016, the Company has not (a) conducted business other than in the ordinary and usual course consistent with past practice, (b) suffered any Company Material Adverse Effect, (c) declared, set aside for payment or paid any dividend or other distribution (whether in cash, securities, property or any combination thereof) in respect of any Membership Interests, or redeemed or otherwise acquired any Membership Interests, (d) incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed the obligations of any other Person, (e) Transferred or entered into a Contract to Transfer any of its material properties or assets, other than this Agreement, (f) created any Encumbrance on any of its properties or assets, (g) increased in any manner the rate or terms of compensation of any of its managers, Officers or employees except for any increases for employees (other than the Members) made in the ordinary course of business, (h) paid or agreed to pay any pension, retirement allowance or other material employee benefit not required by any existing Benefit Plan or Employee Arrangement, (i) entered into or amended any employment, bonus, severance or retirement Contract other than with employees (other than the Members) in the ordinary course of business, (j) made or revoked any election relating to Taxes, (k) changed any methods of reporting income or deductions for federal income tax purposes, (l) made any capital expenditures, individually or in the aggregate, in excess of $25,000, (m) suffered any damage, destruction or loss (whether or not covered by insurance) to any of its material assets, (n) had any Officer or key employee resign or terminate employment, (o) acquired, sold, leased or disposed of any assets outside the ordinary course of business or (p) settled or compromised any pending or threatened suit, action, proceeding or, other than in the ordinary course of business, claim.

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Section 2.8            Compliance with Law. The Company is, and has been for the past three (3) years, in compliance in all material respects with all Laws applicable to it or any of its businesses, properties or assets. Neither the Company nor any of the Members nor, to the Knowledge of the Company or any Member, any Officer, manager or employee of the Company, in such capacity, has received notice from any Governmental Entity of, or to the Knowledge of the Company or any Member, is charged or threatened with or under investigation with respect to, any violation of any provision of any applicable Law.

Section 2.9             Material Contracts.

(a)                Section 2.9(a) of the Company Disclosure Schedule sets forth a list of all Contracts that are material to the Company to which it is a party or by which it or any of its properties or assets is bound, including, without limitation, (i) any employment Contract or other Contract for services that is not terminable at will without liability for any penalty or severance payment, (ii) any Contract involving annual payments or receipts by the Company of $250,000 or more with respect to any such Contract, (iii) any Contract with each of the Company’s 25 largest customers and 25 largest suppliers, which largest customers and suppliers shall be determined using revenues/payments by the Company during the 12 months ended December 31, 2015 (respectively, the “Major Customers” and the “Major Suppliers” and, collectively, the “Major Customers and Suppliers”), (iv) any Contract containing an exclusivity provision that restricts the Company’s business or any Contract limiting any of their freedom to compete in any line of business, in any geographic area or with any Person, (v) any Contract providing for the borrowing or lending of money or any guarantee, and (vi) any joint venture agreement (collectively, the “Material Contracts”). For purposes of the foregoing representation, disclosure shall only be required of Contracts which involve annual payments or receipts by the Company of $250,000 or more with respect to any such Contract. The Company has made available to the Buyer true, correct and complete copies of all Material Contracts in its possession. The Company will not have any responsibilities, obligations or liabilities, contractual or otherwise, arising under any change of control provision of any Contract as a result of any of the Contemplated Transactions.

(b)               Each of the Material Contracts constitutes the valid, legally binding and enforceable obligation of the Company and, to the Knowledge of the Company, each of the other parties thereto, except as may be limited by applicable Bankruptcy and Equity Principles. Each Material Contract is in full force and effect.

(c)                Except as set forth in Section 2.9(c) of the Company Disclosure Schedule, the Company is not in breach or default in any material respect, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default by the Company or permit termination, modification or acceleration, of or under any of the Material Contracts and, to the Knowledge of the Company, no other party to any of the Material Contracts is in breach or default in any material respect, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default by such party, of or under any of the Material Contracts. The Company has not received written notice or, to the Knowledge of the Company, a claim in writing against the Company by any party to a Material Contract in respect of any breach or default thereunder.

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(d)               Except as set forth in Section 2.9(d) of the Company Disclosure Schedule, the Company has not received written notice of termination, cancellation, material reduction of services or non-renewal that is currently in effect with respect to any Material Contract and, to the Knowledge of the Company, no other party to a Material Contract plans to terminate, cancel or not renew, or materially reduce the services provided to it under, any such Material Contract.

Section 2.10        Permits. The Company has all material permits, licenses, certificates of authority and other authorizations from all Governmental Entities necessary for the conduct of its business as presently conducted (the “Permits”) and is in compliance in all material respects with the terms of its Permits. All such Permits are in full force and effect, and the Company has not received written notice of any event, inquiry or proceeding that is reasonably likely to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any Permit.

Section 2.11        Litigation. Except as set forth in Section 2.11 of the Company Disclosure Schedule, there is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any of its properties by or before any Governmental Entity. The Company is not subject to any outstanding injunction, writ, judgment, order or decree of any Governmental Entity. There is no action, suit, proceeding or investigation pending or, to Knowledge of the Company, threatened against any current or former officer, manager, employee or consultant of the Company in his or her capacity as such. There is no action, suit or proceeding pending or, to the Knowledge of the Company, threatened against the Company by or before any Governmental Entity that questions the validity of any of the Transaction Documents or any action to be taken in connection with the consummation of any of the Contemplated Transactions or would otherwise prevent or materially delay the consummation of any of the Contemplated Transactions.

Section 2.12                    Taxes. Except as set forth in Section 2.12 of the Company Disclosure Schedule:

(a)                The Company has:

(i) duly and timely filed, or caused to be filed, in accordance with applicable Law all Company Tax Returns, each of which is true, correct and complete,

(ii) duly and timely paid in full, or caused to be paid in full, all Company Taxes due and payable (whether or not shown on any Company Tax Return) on or prior to the Closing Date, and

(iii) properly accrued on its books and records a provision for the payment of all Company Taxes that are due, are claimed to be due, or may or will become due with respect to any Pre-Closing Period or the portion ending on the Closing Date of any Straddle Period.

(b)               No extension of time to file a Company Tax Return, which Company Tax Return has not since been filed in accordance with applicable Law, has been filed. There is no power of attorney in effect with respect or relating to any Company Tax or Company Tax Return.

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(c)                No Company Tax Return has ever been filed, and no Company Tax has ever been determined, on a consolidated, combined, unitary or other similar basis (including, but not limited to, a consolidated federal income Tax return). There is no actual or potential theory or circumstance (including, but not limited to, as a transferee or successor, under Code Section 6901 or Treasury Regulation Section 1.1502-6, as result of a Tax sharing agreement or other contract or by operation of Law) under which the Company is or may be liable for any Tax determined, in whole or in part, by taking into account any income, sale, asset of or any activity conducted by any other Person.

(d)               The Company has complied in all respects with all applicable Law relating to the deposit, collection, withholding, payment or remittance of any Tax (including, but not limited to, Code Section 3402).

(e)               There is no lien for any Tax upon any asset or property of the Company or any Subsidiary (except for any statutory lien for any Tax not yet due).

(f)                 No audit, action, assessment, examination, hearing, inquiry or investigation is pending, or to the Knowledge of the Company, threatened or proposed with regard to any Company Tax or Company Tax Return.

(g)               The statute of limitations applicable or relating to any Company Tax or any Company Tax Return has never been modified, extended or waived, nor has any request been made in writing for any such modification, extension or waiver.

(h)               Any assessment, deficiency, adjustment or other similar item relating to any Company Tax or Company Tax Return has been reported to all Governmental Entities in accordance with applicable Law.

(i)                 No jurisdiction where a Company Tax Return has not been filed or Company Tax has not been paid has made or, to the Knowledge of the Company, threatened to make a claim for the payment of any Company Tax or the filing of any Company Tax Return.

(j)                 The Company is not a party to any agreement with any Governmental Entity (including, but not limited to, any closing agreement within the meaning of Code Section 7121 or any analogous provision of applicable Law). No private letter or other ruling or determination from any Governmental Entity relating to any Company Tax or Company Tax Return has ever been requested or received.

(k)               The Company is not a party to any contract, agreement or other arrangement that (i) results or could result in any amount that is not deductible under Code Section 162, Code Section 280G, or Code Section 404, or any similar provision of applicable Law or (ii) is or could become subject to Code Section 409A or any similar provision of applicable Law.

(l)                 The Company has no “tax-exempt bond-financed property” or “tax-exempt use property,” within the meaning of Code Section 168(h) or any similar provision of applicable Law.

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(m)             No asset of the Company is (i) required to be treated as being owned by any other Person pursuant to any provision of applicable Law (including, but not limited to, the “safe harbor” leasing provisions of Code Section 168(f)(8), as in effect prior to the repeal of those “safe harbor” leasing provisions), (ii) subject to Code Section 168(g)(1)(A), or (iii) subject to a disqualified leaseback or long-term lease agreement as defined in Code Section 467.

(n)               The Company is not and will not be required to include any item of income in, or exclude any item of deduction from, federal taxable income for any Tax period (or portion thereof) ending after the Closing Date, as a result of (i) a change in method of accounting, or use of an improper method of accounting, (ii) any installment sale or open transaction, (iii) any prepaid amount, refund or credit, or (iv) any election under Code Section 108(i).

(o)               The Company is not nor has it ever been a beneficiary or otherwise participated in any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

(p)               The Company (i) has not had nor has ever had a permanent establishment in any country outside the United States and is not, and has never been, subject to Tax in a jurisdiction outside the United States, (ii) has ever entered into a gain recognition agreement pursuant to Treasury Regulation Section 1.367(a)-8, and (iii) has ever transferred an intangible the transfer of which would be subject to the rules of Code Section 367(d).

(q)               The Company is not nor has it ever been a passive foreign investment company within the meaning of Code Section 1297.

(r)                 The Company has no item of income which could constitute subpart F income within the meaning of Code Section 952 for the period commencing on the first day of any Straddle Period and ending at the close of business on the Closing Date.

(s)                The Company holds no asset that constitutes U.S. property within the meaning of Code Section 956.

(t)                 The Company has not participated in nor is it participating in an international boycott within the meaning of Code Section 999.

(u)               The Company is not a party to any joint venture, partnership or other agreement, contract or arrangement (whether written or oral) which could be treated as a partnership for federal income tax purposes.

(v)               The Company is and always has been treated as a partnership for federal income tax purposes. The Company has never filed an entity classification election under Code Section 7701.

Section 2.13                    Owned and Leased Properties; Sufficiency of Assets.

(a)                The Company owns no interest in any real property. Section 2.13 of the Company Disclosure Schedule contains a correct and complete description of all leases, licenses, permits, subleases and occupancy agreements or arrangements, together with any amendments thereto (each a “Real Property Lease” and collectively, the “Real Property Leases”), with respect to real property to which the Company is a party to, bound by or enjoys the benefits of (the “Leased Real Property”), including the address and a description of uses by the Company of the Leased Real Property.

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(b)               There are no leases, subleases, licenses, occupancy agreements, options to purchase, rights of first refusal, rights of first offer, conditional sales or similar rights with respect to any of the Leased Real Property (other than the Real Property Leases), and there are no parties in possession of the Leased Real Property other than the Company.

(c)             The Leased Real Property constitutes all of the land, buildings, structures, improvements, fixtures and other interests and rights in real property that are used or occupied by the Company in connection with the business of the Company. All of the Leased Real Property has access to public roads and to all utilities necessary for the operation of the business of the Company as now conducted. The Company has not received any notice of any discontinuation of presently available or otherwise necessary access, sewer, water, electric, gas telephone or other utilities or services for the Leased Real Property and, to the Company’s Knowledge, there do not exist any adverse claims to such access, sewer, water, electric, gas telephone or other utilities or services that would materially adversely affect the use currently being made of such access, sewer, water, electric, gas telephone or other utilities or services. All public utilities required for the operation of the Leased Real Property and necessary for the conduct of the business of the Company are installed and operating, and all installation and connection charges, to the Company’s Knowledge are paid in full.

(d)              True, correct and complete copies of all material plans and specifications, if any, relating to the Leased Real Property in the possession or control of the Members have been made available to Buyer.

(e)                The Company does not have any oral or written agreement with any real estate broker, agent or finder with respect to the Leased Real Property.

(f)                To the Knowledge of the Company, none of the improvements located on the Leased Real Property or uses being made of the Leased Real Property requires any special dispensation, variance or special permit under any Law that has not been properly obtained.

(g)               To the Company’s Knowledge, (i) there are no plans of any Governmental Entity to change the highway or road system in the vicinity of any Leased Real Property or to restrict or change access from any such highway or road to any Leased Real Property that could adversely affect access to any roads providing a means of ingress to or egress from the Leased Real Property, and (ii) there is no pending or proposed action to change or redefine the zoning classification of all or any portion of any of the Leased Real Property.

(h)               The Company has made available to Buyer true, correct and complete copies of all material reports of inspection, if any, of the Leased Real Property under all applicable federal, state and local health and safety Laws, and all correspondence relating thereto, that are in the Company’s possession. The Company has not received notice from any insurance carrier regarding defects or inadequacies in the Leased Real Property, which, if not corrected, would result in termination of the insurance coverage or an increase in cost. There are no outstanding requirements or recommendations by any insurance company which has issued to the Company a policy covering the Leased Real Property requiring or recommending any repairs or work to be done on such Leased Real Property.

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(i)                 The Company possesses all licenses, permits and authorizations required by any governmental entity for the operation and use of the Leased Real Property by the Company as it is currently being used for the operation of the Business. To the Knowledge of the Company, none of the Leased Real Property nor the operation or maintenance thereof, materially violates any applicable building, zoning or other land-use laws or insurance requirements applicable thereto or, materially violates any restrictive covenant.

(j)                 True, complete and accurate copies of the Real Property Leases, or if any Real Property Leases are not in writing, true, complete and accurate descriptions thereof, have been made available to Buyer or are set forth in Section 2.13(j) of the Company Disclosure Schedule.

(k)               Each Real Property Lease is valid and binding on the Company and, to the Company’s Knowledge, each other party thereto, and is in full force and effect. There is no material breach or default under any Real Property Lease by the Company, or to the Company’s Knowledge, any other party thereto. No event has occurred that with or without the lapse of time or the giving of notice or both would constitute a breach or default under any Real Property Lease by the Company or, to the Company’s Knowledge, any other party thereto. No amount due under any of the Real Property Leases remains unpaid. The Company has a good and valid leasehold interest in the Leased Real Property that is subject to the Real Property Lease and, the Company, or an Affiliate thereof, is in sole possession of the Leased Real Property purported to be leased or licensed thereunder. The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any Real Property Lease, subleased all or any part of the space demised thereby, or granted any right to the possession, use, occupancy or enjoyment of any Leased Real Property, to any third party. No option has been exercised under any of such Real Property Leases, except options whose exercise has been evidenced by a written document, a true, correct and complete copy of which has been made available to Buyer with the corresponding Real Property Lease. Subject to the receipt of the consents set forth in Section 2.4 of the Company Disclosure Schedule, and other than as a result of circumstances unique to Buyer, no Real Property Lease will cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect or require consent or notice solely as a result of the consummation of any of the Contemplated Transactions, nor will the consummation of any such transactions constitute a breach or default under any such Real Property Lease or otherwise give the landlord a right to terminate such Real Property Lease. The Company has not received any written notice that it has violated, any Law applicable to the operation of the Leased Real Property or any covenant, condition, easement or restriction of record affecting any of the Leased Real Property. All brokerage commissions and other compensation and fees payable by the Company by reason of the Real Property Leases have been paid in full, and to the Company’s Knowledge, all brokerage commissions and other compensation and fees payable by any other Persons by reason of the Real Property Leases have been paid in full.

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(l)                 All tangible personal property owned or leased by the Company and used in the operation of its business is in good operating condition and repair, ordinary wear and tear excepted and subject to routine maintenance, and is suitable for the uses for which it is being used. The Company’s assets and properties (personal and intangible) include all material tangible and intangible assets, properties and rights necessary to conduct its business following the Closing Date in substantially the same manner as currently conducted.

Section 2.14                    Intellectual Property; Personal Information.

(a)                Section 2.14(a) of the Company Disclosure Schedule identifies all Intellectual Property other than widely available, commercial off-the-shelf third-party Software licensed to the Company on a non-exclusive basis that is licensed to and used by the Company (“Licensed Intellectual Property”). Each of the licenses related to the Licensed Intellectual Property constitutes the valid, legally binding and enforceable obligation of the Company and each of the other parties thereto, except as may be limited by applicable Bankruptcy and Equity Principles. The Company is not, and, to the Knowledge of the Company, no other party thereto is, in breach or default in any material respect of any license or sublicense relating to any Licensed Intellectual Property, and each such license and sublicense is in full force and effect.

(b)               All Intellectual Property owned by the Company is referred to as the “Owned Intellectual Property” and, together with the Licensed Intellectual Property, the “Company Intellectual Property.” Section 2.14(b) of the Company Disclosure Schedule identifies all Owned Intellectual Property of the Company, including the following: (i) Patents and applications therefor, the number, issue date, title and priority information for each country in which any such Patent has been issued, or the application number, date of filing, title and priority information for each country in which any such Patent application is pending; (ii) registered and unregistered Trademarks (excluding internet domain names) and applications for the registration of Trademarks, the registration number and registration date, or the application number and application date related thereto (and, if applicable, the class of goods or the description of the goods or services covered thereby), and the countries of filing; (iii) registered and unregistered Copyrights and applications for registration of Copyrights, the registration number and registration date, or the application number and application date, related thereto, and the countries of filing; (iv) registered Internet domain names; and (v) social media accounts owned or used by Company, including user names. All of the Owned Intellectual Property, the registrations and applications for registration of which are set forth in Section 2.14(b) of the Company Disclosure Schedule, is valid and in full force and effect, and all of the other rights within the Company Intellectual Property are valid and subsisting. The Company is not subject to any Law that restricts or impairs the use of any Owned Intellectual Property. All filings for the Owned Intellectual Property are in good standing and all assignments and licenses subject to recordation have been properly recorded.

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(c)                The Company owns and has good and valid title to the Owned Intellectual Property owned by it, and possesses legally enforceable rights to use the Licensed Intellectual Property licensed by it, in each case free and clear of all Encumbrances. The Company Intellectual Property constitutes all the Intellectual Property necessary to enable the Company to conduct its business as such business is currently being conducted. None of the execution or delivery of any of the Transaction Documents by the Company, the performance by the Company of any of its obligations thereunder, or the consummation of any of the Contemplated Transactions by the Company will result in the release or disclosure of any Company Intellectual Property, or in the grant, assignment or transfer to any other Person of any license or other right to any Company Intellectual Property, or in the termination or modification of (or right to terminate or modify) any Company Intellectual Property. Immediately following the Closing Date, Company will continue to have, and will be permitted to exercise all of Company’s rights under, and will have the same rights with respect to, all Company Intellectual Property to the same extent Company would have had, and been able to exercise, had the Contemplated Transactions not occurred.

(d)               Section 2.14(d) of the Company Disclosure Schedule identifies each Contract pursuant to which any Person has been granted any license by the Company under, or otherwise has received or acquired from, the Company any right (whether or not currently exercisable) or interest in, including the right to use, any Owned Intellectual Property.

(e)                The Company has taken commercially reasonable steps to maintain the confidentiality of its confidential or proprietary Company Intellectual Property and to protect the full value of the Owned Intellectual Property. Company has not received any opinion of counsel (whether internal or external, written or oral) relating to the patentability, infringement, validity or enforceability of any Company Intellectual Property.

(f)                To the Knowledge of the Company, no current or former member, officer, manager, consultant, employee or vendor of the Company has any ownership claim, ownership right (whether or not currently exercisable) or ownership interest in or to any Owned Intellectual Property.

(g)               To the Knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property by any third party, including any current or former employee of the Company.

(h)               The Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, and, to the Knowledge of the Company, the Company is not infringing, misappropriating or making unlawful use of, any Intellectual Property owned by any third party. There are no actions, suits or proceedings that are pending or, to the Knowledge of the Company, threatened against the Company with respect to any infringement, misappropriation or unlawful use of any Intellectual Property owned or used by any third party.

(i)                 The Company has no proprietary software.

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(j)                 As of the date hereof, the Company has provided accurate notice of its privacy practices on all of its websites and these notices have not contained any material omissions of the Company’s privacy practices or practices concerning the collection, use, and disclosure of information from or about an individual, IP address, device or application that is sufficient to identify, contact or target advertisements or other content to such individual, IP address, device or application (collectively, the “Personal Information”). The Company and, to the Company’s Knowledge, all third Persons acting on the Company’s behalf have complied in all material respects with all legal requirements relating to: (i) the privacy of users of (including internet or mobile users who view or interact with) all of the websites of the Company or third parties acting on the Company’s behalf, (ii) the collection, use, storage, retention, disclosure, and disposal of any Personal Information collected by the Company or by third parties acting on the Company’s behalf; or (iii) the security of Personal Information to which the Company or third parties acting on the Company’s behalf have access or otherwise collect or handle. No proceedings have been asserted or, to the Company’s Knowledge, are threatened against the Company by any Person alleging a violation of any Person’s privacy, personal or confidentiality rights under the Company’s privacy policies or any applicable Law. Neither this Agreement nor the Contemplated Transactions, including any disclosures of data, will violate the Company’s privacy policies as they currently exist or as they existed at any time during which any of the Personal Information was collected or obtained. To the Company’s Knowledge, there has been no unauthorized access to or unauthorized disclosure or use of Personal Information owned or licensed by the Company or in Company’s possession or control by or to any third party.

Section 2.15        Insurance. To the Company’s Knowledge, the Company maintains policies of fire and casualty, liability and other forms of insurance, in such amounts, with such deductibles, covering against such risks and losses and with such reputable insurers, as are customary for businesses of a type and size, and with assets and properties, comparable to those of the business of the Company as currently conducted. Set forth in Section 2.15 of the Company Disclosure Schedule is a listing of each insurance policy maintained by the Company and a description of all material claims under any insurance policy maintained by the Company at any time during the past three years. All such policies are in full force and effect and all premiums due and payable thereon have been paid in full, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. There are no pending claims under any of such policies.

Section 2.16        Environmental Matters.

(a)               The Company has no material reports in its possession concerning environmental investigations, audits, assessments and remedial activities conducted by or on behalf.

(b)               There are no legal actions in which the Company is a party relating to Environmental Laws, the disposition of which may result in: (i) material liability against the Company for penalties, fines, environmental costs, costs to restore or assess damage to natural resources, damages, monitoring, maintenance of wells, testing, sampling, response, remedial, mitigation or inspection costs or other material monetary relief; (ii) material interruption of the operations or business of the Company; or (iii) the making of a material capital expenditure.

(c)                To the Knowledge of the Company, the Company has at all times been in material compliance with all Environmental Laws applicable to the Company and its business.

(d)               The Company has not received any written notice of violation, demand letter, request for information, penalty assessments, or notice of claim, including a letter identifying the Company as potentially responsible parties, from a governmental entity or other Person with respect to (i) the presence of Hazardous Materials in, on, under, about, migrating onto or emanating from any Leased Real Property; (ii) damages to natural resources; or (iii) off-site facilities to which the Company sent solid waste, liquid waste or Hazardous Materials for disposal, recycling, reclamation or reuse.

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(e)                The Company is not currently negotiating or has entered into or agreed to any judgment requiring (i) compliance with any Environmental Law; (ii) the investigation, removal, remediation or mitigation of Hazardous Materials; or (iii) the assessment of damages to, or the restoration, of natural resources.

(f)                To the Company’s Knowledge, there are no (i) underground storage tanks and related piping; (ii) septic tanks or cesspools; (iii) monitoring, potable or production groundwater wells; or (iv) asbestos-containing materials or equipment or other devices containing polychlorinated biphenyls on, at or under the Leased Real Property.

(g)               (i) The Company has not caused a release or discharge of Hazardous Materials in, on, under or about any Leased Real Property; and (ii) the Company has no Knowledge of releases or discharges of Hazardous Materials caused by Persons in, on, under or about any Leased Real Property.

(h)               The Company is not remediating, removing or mitigating a release or discharge of Hazardous Materials at any Leased Real Property.

(i)                 The Company’s representations and warranties set forth in this Section 2.16 constitute the Company’s only representations and warranties regarding environmental matters.

(j)                 For purposes of this Section 2.16, the following terms shall have the following meanings:

(i)                 “Environmental Law” means any and all Laws and Permits issued, promulgated or entered into by any Governmental Entity relating to the environment, the protection or preservation of human health or safety, including the health and safety of employees, the preservation or reclamation of natural resources, or the treatment, storage, disposal, management, Release or threatened Release of Hazardous Materials, in each case as in effect on the date hereof and as may be issued, promulgated or amended from time to time.

(ii)               “Hazardous Material” means those materials, substances, biogenic materials or wastes that are regulated by, or form the basis of liability under, any Environmental Law, including polychlorinated biphenyls, pollutants, solid wastes, explosive, radioactive or regulated materials or substances, hazardous or toxic materials, substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials, mold, materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous substances pursuant to Section 101(14) of CERCLA.

(iii)             “Release” has the meaning set forth in Section 101(22) of CERCLA.

(iv)             “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

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Section 2.17          Employee and Labor Matters. The Company is not a party to any collective bargaining or other labor union Contract applicable to Persons employed by it, no collective bargaining agreement is being negotiated by the Company, and, to the Knowledge of the Company, there are no activities or proceedings of any labor union to organize any of the employees of the Company. Except as set forth in Section 2.17 of the Company Disclosure Schedule, (a) the Company is in compliance in all material respects with all applicable Laws relating to employment and employment practices, wages, hours, occupational safety, health standards, severance payments, equal opportunity, payment of social security, national insurance and other Taxes, and terms and conditions of employment, (b) there are no charges with respect to or relating to the Company, or to the Knowledge of the Company, threatened by or before any Governmental Entity responsible for the prevention of unlawful or discriminatory employment practices or unfair labor practices, and (c) there is no strike, work stoppage, work slowdown, lockout, picketing, concerted refusal to work overtime, or other similar labor activity pending or, to the Knowledge of the Company, threatened against or involving the Company or within the last three years. All sums due for employee, consultant and independent contractor compensation and benefits, including pension and severance benefits, and all vacation time owing to any employees of the Company have been duly and adequately accrued on the accounting records of the Company. Except to the extent a failure to correctly characterize or treat would not result in material liability to the Company, all individuals characterized and treated by the Company as consultants or independent contractors are properly treated as independent contractors under all applicable Laws. Except to the extent a failure to correctly classify would not result in material liability to the Company, all employees of the Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour Laws are properly classified.

Section 2.18        Employee Plans.

(a)                Section 2.18 of the Company Disclosure Schedule sets forth a true, correct and complete list of:

(i)                 all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to which the Company has any obligation or liability, contingent or otherwise (the “Benefit Plans”);

(ii)               all current managers, Officers and employees of the Company; and

(iii)             all employment, consulting, termination, profit sharing, severance, change of control, individual compensation and indemnification agreements, and all bonus and other incentive compensation, deferred compensation, salary continuation, disability, severance, equity award, option, equity purchase, educational assistance, legal assistance, club membership, employee discount, employee loan, credit union and vacation agreements, policies and arrangements under which the Company has any obligation or liability (contingent or otherwise) in respect of any current or former officer, manager, employee, consultant or contractor of the Company (the “Employee Arrangements”).

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(b)               In respect of each Benefit Plan and Employee Arrangement, a complete and correct copy of each of the following documents (if applicable) has been made available to the Buyer:  (i) the most recent plan and related trust documents, and all amendments thereto; (ii) the most recent summary plan description, and all related summaries of modifications thereto; (iii) the most recent Form 5500 (including schedules and attachments); (iv) the most recent Internal Revenue Service (“IRS”) determination, opinion or notification letter; and (v) each written Employee Arrangement, and all amendments thereto.

(c)                None of the Benefit Plans or Employee Arrangements is subject to Title IV of ERISA, constitutes a defined benefit retirement plan or is a multiemployer plan described in Section 3(37) of ERISA, and the Company has no obligation or liability (contingent or otherwise) in respect of any such plans.

(d)               The Benefit Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code, respectively, have either received a favorable determination, opinion or notification letter from the Internal Revenue Service with respect to each such Benefit Plan as to its qualified status under the Code, or has remaining a period of time under applicable U.S. Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Benefit Plan.

(e)                All contributions and other payments required to have been made by the Company to or under any Benefit Plan or Employee Arrangement by applicable Law or the terms of such Benefit Plan or Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

(f)                The Benefit Plans and Employee Arrangements have been maintained and administered in accordance with their terms and applicable Laws in all material respects.

(g)               There are no pending or, to the Knowledge of the Company, threatened actions, claims, suits or proceedings against or relating to any Benefit Plan or Employee Arrangement (other than routine benefit claims by persons entitled to benefits thereunder) and, to the Knowledge of the Company, there are no facts or circumstances which could reasonably be expected to form the basis for any of the foregoing.

(h)               The Company has no obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, managers, employees, consultants or contractors except (i) as may be required under Part 6 of Title I of ERISA, (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code, or (iii) through the last day of the calendar month in which the participant terminates employment.

(i)                 None of the assets of any Benefit Plan is equity of the Company.

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(j)                 Neither the execution and delivery of any of the Transaction Documents nor the consummation of any of the Contemplated Transactions will (i) result in any payment becoming due to any manager, officer, employee, consultant or contractor (current, former or retired) of the Company, (ii) increase any benefits under any Benefit Plan or Employee Arrangement or (iii) result in the acceleration of the time of payment of, vesting of, or other rights in respect of any such benefits (except as may be required by the partial or full termination of any Benefit Plan intended to be qualified under Section 401 of the Code). No Benefit Plan or Employee Arrangement in effect immediately prior to the Closing Date would result, individually or in the aggregate (including as a result of this Agreement, any of the Transaction Documents or any of the Contemplated Transactions), in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

(k)               Each Benefit Plan or Employee Arrangement that is a non-qualified deferred compensation plan or arrangement subject to Section 409A of the Code has been operated and administered in good faith compliance with Section 409A of the Code from the period beginning January 1, 2005, or the date such Benefit Plan or Employee Arrangement was established, whichever date is later, through the date hereof.

(l)                 The Company has made available to the Buyer a true, complete and correct list of the following (if applicable) for each current employee, consultant and contractor of the Company: base salary; any bonus obligations; immigration status; hire date; time-off balance; and pay rate.

Section 2.19        Brokers and Finders. Neither of the Company nor any of its Representatives has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with any of the Contemplated Transactions for which the Buyer would be liable.

Section 2.20        Member Vote Required. No Member vote is necessary to approve and adopt this Agreement and the Contemplated Transactions.

Section 2.21        Absence of Questionable Payments. None of the Company or, to the Knowledge of the Company, any Member, manager, Officer, employee, consultant or other Person acting on behalf of the Company has (a) used any funds for unlawful contributions, payments, gifts or expenditures, (b) made any unlawful expenditures of funds relating to political activity to government officials or others or (c) established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable domestic or foreign Law. None of the Company or, to the Knowledge of the Company, any manager, Officer, employee, consultant or other Person acting on behalf of the Company has offered, paid or agreed to pay to any Person (including any governmental official), or solicited, received or agreed to receive from any such Person, directly or indirectly, any unlawful contributions, payments, gifts, expenditures, money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business for the Company, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty.

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Section 2.22        Books and Records.  The books of account and other books and records of the Company are complete and accurate in all material respects and have been maintained in accordance with sound business practice, applicable requirements of Law. The Company has (a) provided Buyer and its authorized Representatives reasonable access to all personnel, books, records (including information related to financial, legal, environmental, regulatory and employee benefits matters), offices and other facilities and properties of the Company as the Buyer may have reasonably requested, (b) permitted the Buyer and its authorized Representatives to make such inspections thereof as the Buyer reasonably requested, and (c) caused the Officers and employees of the Company to furnish the Buyer with such financial and operating data and other information with respect to the business and operations of the Company as the Buyer may have reasonably requested.

Section 2.23        Bank Accounts; Powers of Attorney. Section 2.23 of the Company Disclosure Schedule sets forth a true, complete and correct list showing: (a) all banks in which the Company maintains a bank account or safe deposit box (collectively, “Bank Accounts”), together with, as to each such Bank Account, the type of account, account number and the names of all signatories thereof and, with respect to each such safe deposit box, if any, the number thereof and the names of all Persons having access thereto; and (b) the names of all Persons holding powers of attorney from the Company, true, complete and correct copies of which have been made available to the Buyer.

Section 2.24        Customers and Suppliers. Except as set forth in Section 2.24 of the Company Disclosure Schedule, there are no material disputes between the Company, on the one hand, and any of the Major Customers and Suppliers, on the other hand, that relate to the operation of the business of the Company. Since December 31, 2014, other than in the ordinary course of business, none of the Major Customers and Suppliers has terminated, cancelled, not renewed or materially reduced, or notified the Company in writing of its intention to terminate, cancel, not renew or materially reduce, an active project or engagement with the Company.

Section 2.25        Accounts Receivable. Except as set forth in Section 2.25 of the Company Disclosure Schedule, all Accounts Receivable of the Company have arisen from bona fide transactions in the ordinary course of business, are valid and enforceable and are collectible in the ordinary course of business and not subject to set-off or counterclaim. Any allowances that the Company has established for doubtful accounts have been established on a basis consistent with its prior practice.

Section 2.26        Accounts Payable. To the Knowledge of the Company, the outstanding accounts payable of the Company as of June 30, 2016 are set forth on Section 2.26 of the Company Disclosure Schedule, and all such accounts payable of the Company have arisen from bona fide transactions in the ordinary course of business, are valid and enforceable and are payable in the ordinary course of business.

Section 2.27        Certain Transactions. Except as set forth on Section 2.27 of the Company Disclosure Schedule, none of the Members, Officers or managers of the Company, or any of their respective Affiliates or any member of any such Person’s immediate family (for this purpose, “immediate family” means such Person’s spouse, parents, children and siblings), is presently a party to any Contract or transaction with the Company, including without limitation, any Contract (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services in the foregoing capacities) any such Person or any corporation, partnership, trust or other entity in which any such Person has a substantial interest as a member, officer, manager, trustee or partner, and no such Person owns directly or indirectly any interest in (excluding passive investments in less than 1% of the shares of any company that lists its shares on a national securities exchange), or serves as an officer or manager or in another similar capacity of, any competitor or customer of the Company or any organization that has a Material Contract with the Company.

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Section 2.28        No Other Representations and Warranties. Except for the representations and warranties contained in this Article II (including the related portions of the Company Disclosure Schedules), none of Company, any Member or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, or any Member, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished to or made available to Buyer and its Representatives, or any information, documents or material made available to Buyer in any form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

Section 2.29        Disclosure.  No representation or warranty by the Company or the Members, as applicable, in this Agreement, including the Company Disclosure Schedule, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

Except as set forth in the Company Disclosure Schedule, each of the Members, jointly and severally, hereby represents and warrants to Buyer, as of the date hereof, except to the extent certain representations and warranties are limited to a certain date set forth in the applicable section, as follows:

Section 3.1            Ownership of Membership Interests. The Members own all of the Membership Interests free and clear of all Encumbrances except for any liens imposed under the Securities Act and state securities laws, the Operating Agreement or any Permitted Liens, and, as a result of the Membership Interest Purchase, the Buyer will acquire good, valid and marketable title to such Membership Interests free and clear of all Encumbrances, other than those that may be created or incurred by the Buyer or identified in this Section 3.1. Except as set forth in Section 3.1 of the Company Disclosure Schedule, the Members have not granted any power of attorney with respect to any of the Membership Interests owned by them.

Section 3.2            Authority Relative to this Agreement. Each of the Members has all requisite right, power and authority to execute and deliver the Transaction Documents to which he or she is a party, to perform his or her obligations thereunder and to consummate the Contemplated Transactions. This Agreement has been, and each of the other Transaction Documents to which each Member is a party will be, duly and validly executed and delivered by such Member and, assuming this Agreement has been, and each of the other Transaction Documents to which each Member is a party will be, duly authorized, executed and delivered by the other parties thereto, this Agreement constitutes, and each of the other Transaction Documents to which each Member is a party will constitute, a legal, valid and binding obligation of such Member, enforceable against such Member in accordance with their respective terms, except as limited by applicable Bankruptcy and Equity Principles.

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Section 3.3            Consents and Approvals; No Violations. None of the execution or delivery of any of the Transaction Documents by any of the Members, the performance by any of the Members or of any Member’s obligations thereunder, or the consummation of any of the Contemplated Transactions by any Member will (a) require such Member to obtain or make any consent, waiver, approval, exemption, declaration, license, authorization or permit of, or registration or filing with or notification to, any Governmental Entity, (b) require a consent under, result in a material violation or material breach of, constitute (with or without notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation, amendment or acceleration or any obligation) under, or result in the creation of any Encumbrance on any of the properties or assets of such Member pursuant to, any of the terms, conditions or provisions of any Contract to which such Member is a party or by which such Member or any of his or her properties or assets is bound, or (c) violate any Law of any Governmental Entity applicable to such Member or by which he or she or any of his or her properties or assets is bound.

Section 3.4            Litigation. There is no action, suit or proceeding pending or, to the Knowledge of each of the Members, threatened against such Member by or before any Governmental Entity that questions the validity of any of the Transaction Documents or any action to be taken in connection with the consummation of any of the Contemplated Transactions or would otherwise prevent or materially delay the consummation of any of the Contemplated Transactions.

Section 3.5            Brokers and Finders. The Members have not employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with any of the Contemplated Transactions for which the Buyer or the Company would be liable.

Section 3.6            Investment Representations.

(a)                Offering Exemption. Each of the Members understands that the shares of Buyer Common Stock to be acquired by him, her or it pursuant to the Membership Interest Purchase have not been registered under the Securities Act, nor qualified under any state securities Laws, and that such shares of Buyer Common Stock are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations contained herein. Each of the Members is an “accredited investor” as defined under Rule 501 promulgated under the Securities Act.

(b)               Knowledge and Experience; Ability to Bear Economic Risks. Each Member has such knowledge and experience in financial and business matters that such Member is capable of evaluating the merits and risks of the investment contemplated by this Agreement; and such Member is able to bear the economic risk of this investment in the shares of Buyer Common Stock (including a complete loss of such Member’s investment).

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(c)                Limitations on Disposition.

(i)                 Each Member understands that he, she or it must bear the economic risk of an investment in the shares of Buyer Common Stock indefinitely unless the shares of Buyer Common Stock are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such shares of Buyer Common Stock is qualified under applicable state securities Laws or an exemption from such qualification is available. Each Member further understands that there is no assurance that any exemption from the Securities Act will be available or, if available, that such exemption will allow such Member to Transfer any or all of his, her or its interest in the shares of Buyer Common Stock in the amounts or at the times he or she might propose.

(ii)               Each Member acknowledges that he, she or it is aware of Rule 144 under the Securities Act (“Rule 144”) which permits limited public resales of “restricted securities” subject to the satisfaction of certain conditions. Each Member understands that under Rule 144, except as otherwise provided in paragraph (d) of that Rule, the conditions include, among other things: the availability of certain current public information about the issuer, certain holding periods and limitations on the amount of securities to be sold and the manner of sale. Each Member acknowledges that in the event all of the requirements of Rule 144 are not met, registration under the Securities Act, or an exemption from registration will be required for any disposition of the Buyer Common Stock. Each Member understands, that although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(d)               Advisors. Each Member has consulted his, her, or its own legal and tax advisors regarding the consequences of the transaction contemplated by this Agreement and acknowledges that he, she or it is not relying upon, nor has he received, any legal or tax advice from the Company, the Buyer or their respective legal counsel or accountants.

(e)                Investment Purpose. Each Member is acquiring his, her, or its interest in the shares of Buyer Common Stock solely for the his, her or its own account for investment and not with a view toward the resale, Transfer or distribution thereof, nor with any present intention of Transferring or distributing such Member’s interest in the shares of Buyer Common Stock.

(f)                Restrictive Legend. Each Member understands and acknowledges that the shares of Buyer Common Stock are characterized as “restricted securities” under U.S. securities Laws and agrees to the imprinting, so long as required by Law, of the following legend on certificates representing such Member’s shares of Buyer Common Stock:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

Except as set forth in the Buyer’s disclosure schedule provided herewith (the “Buyer Disclosure Schedule”), the Buyer hereby represents and warrants to the Company and the Members, as of the date hereof and as of the Closing Date, except to the extent certain representations and warranties are limited to a certain date set forth in the applicable section, as follows:

Section 4.1            Corporate Organization, Etc. The Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets. The Buyer is qualified to do business as a foreign corporation and is in good standing (to the extent such concept is recognized) in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing (if applicable) would not, individually or in the aggregate, have a Buyer Material Adverse Effect. True and complete copies of the organizational and governing documents of the Buyer as presently in effect have been heretofore made available to the Company. The Buyer is not in violation of any term or provision of its organizational or governing documents.

Section 4.2            Capitalization. The authorized shares of capital stock of the Buyer consist of (a) 100,000,000 shares of common stock, of which 13,485,472 shares were outstanding as of May 16, 2016, and (b) 1,000,000 shares of preferred stock, of which no shares were outstanding as of the date hereof. Except for the Buyer common stock issued upon exercise of options or warrants, no shares of Buyer common stock have been issued between May 16, 2016 and the date hereof. All outstanding shares of Buyer common stock are duly authorized, validly issued, fully paid and non-assessable, and issued free from preemptive rights and in compliance with all applicable U.S. state and federal securities Laws.

Section 4.3            Authority Relative to this Agreement. The Buyer has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party, to perform its obligations thereunder and to consummate the Contemplated Transactions. The execution and delivery of the Transaction Documents to which it is a party, the performance of its obligations thereunder and the consummation of the Contemplated Transactions, including, without limitation, the Membership Interest Purchase, have been duly and validly authorized by all required corporate or other action on the part of the Buyer, and no other corporate or other proceedings on the part of Buyer are necessary to authorize the Transaction Documents to which it is a party or to consummate the Contemplated Transactions. This Agreement has been, and each of the other Transaction Documents to which it is a party will be, duly and validly executed and delivered by the Buyer and, assuming this Agreement has been, and each of the other Transaction Documents to which it is a party will be, duly authorized, executed and delivered by the other parties thereto, this Agreement constitutes, and each of the other Transaction Documents to which it is a party will constitute, a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with their respective terms, except as limited by applicable Bankruptcy and Equity Principles. The shares of Buyer Common Stock payable by the Buyer under this Agreement have been duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, issued free from preemptive rights, free and clear of all Encumbrances (other than those created or incurred by the Members) and in compliance with applicable U.S. state and federal securities Laws.

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Section 4.4            Consents and Approvals; No Violations. None of the execution or delivery of any of the Transaction Documents by the Buyer, the performance by the Buyer of any of its obligations thereunder, or the consummation of any of the Contemplated Transactions by the Buyer will (a) violate any provision of the organizational or governing documents of the Buyer, (b) require it to obtain or make any consent, waiver, approval, exemption, declaration, license, authorization or permit of, or registration or filing with or notification to, any Governmental Entity, except for such consents, waivers, approvals, exemptions, declarations, licenses, authorizations, permits, registrations, filings and notifications which are listed in Section 4.4 of the Buyer Disclosure Schedule, (c) require a consent under, result in a material violation or material breach of, constitute (with or without notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation, amendment or acceleration or any obligation) under, or result in the creation of any Encumbrance on any of the properties or assets of the Buyer pursuant to, any of the terms, conditions or provisions of any material Contract to which the Buyer is a party or by which the Buyer or any of its properties or assets is bound, (d) violate any Law of any Governmental Entity applicable to the Buyer or by which the Buyer or any of its properties or assets is bound or (e) require the Buyer to obtain the approval of any holders of any of its capital stock by Law, the Buyer’s articles of incorporation or bylaws or otherwise in order for the Buyer to consummate the Membership Interest Purchase and the Contemplated Transactions.

Section 4.5            Litigation. There is no material action, suit, proceeding or investigation pending or, to the Knowledge of the Buyer, threatened against the Buyer or any of their respective properties by or before any Governmental Entity. The Buyer is not subject to any outstanding injunction, writ, judgment, order or decree of any Governmental Entity. There is no action, suit or proceeding pending or, to the Knowledge of the Buyer, threatened against the Buyer by or before any Governmental Entity that questions the validity of any of the Transaction Documents or any action to be taken in connection with the consummation of any of the Contemplated Transactions or would otherwise prevent or materially delay the consummation of any of the Contemplated Transactions.

Section 4.6            Brokers and Finders. The Buyer has not incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with any of the Contemplated Transactions for which either the Company or the Members would be liable. Any and all fees and other compensation owed or owing by the Buyer to any investment banker, broker, consultant or finder in connection with any of the Contemplated Transactions are not in dispute and will have been settled as of the Closing Date.

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Section 4.7            Sufficient Funds. The Buyer will have sufficient funds to pay the Closing Cash Payment and any Earn-Out Payments and to consummate the Contemplated Transactions. The Buyer’s obligations to pay the required cash portions hereunder are not contingent upon procuring any financing.

Section 4.8            SEC Filings; Financial Statements.

(a)                The Buyer has filed or furnished all forms, reports, statements and other documents (including all exhibits, supplements and amendments thereto) required to be filed or furnished by it with the SEC since May 26, 2015 (such documents, together with all exhibits and schedules thereto and all information incorporated therein by reference, the “SEC Reports”). Each SEC Report (including any financial statements or schedules included therein) (i) as of its date of filing or, if applicable, as of the time of its most recent amendment, complied in all material respects with, to the extent in effect at such time, the requirements of the Securities Act or the Exchange Act, as the case may be, including, in each case, the rules and regulations promulgated thereunder, and (ii) as of its date of filing (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading.

(b)               Each of the financial statements (including, in each case, any notes and schedules thereto) included or incorporated by reference in the SEC Reports (collectively, the “Buyer Financials”) fairly presents in all material respects the financial position, results of operations, cash flows and changes in stockholders’ equity of the Buyer and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (except that the unaudited interim statements may not contain footnotes and are subject to normal and recurring year-end adjustments) and have been prepared in all material respects in accordance with the applicable rules and regulations promulgated by the SEC and GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

(c)                Except (i) to the extent set forth, disclosed in, provided for, reflected in or otherwise described in the balance sheet of Buyer included in the SEC Report last filed prior to the date hereof, (ii) incurred in the ordinary course of business since the date of the last balance sheet referred to in the preceding clause (i), or (iii) for liabilities incurred in connection with this Agreement, any of the Contemplated Transactions or any financing to be obtained by Buyer in connection therewith, the Buyer does not have any liabilities or obligations that have or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.9            Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or any of the Contemplated Transactions, since December 31, 2015, there has not been any change, circumstance or event which has had, or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

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Section 4.10        Reliance.  The foregoing representations and warranties are made by the Buyer with the knowledge and expectation that the Company and the Members are relying upon them.

Section 4.11        Disclosure.  No representation or warranty by the Buyer in this Agreement, including the Buyer Disclosure Schedule, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

Section 4.12        Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Buyer acknowledges and agrees that: (A) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the Company and the Members set forth in Article II and Article III of this Agreement (including the related portions of the Company Disclosure Schedules); and (B) none of the Company, the Members or any other Person has made any representation or warranty as to the Company, the Members or this Agreement, except as expressly set forth in Article II or Article III of this Agreement (including the related portions of the Company Disclosure Schedule).

ARTICLE V

COVENANTS

Section 5.1            Further Assurances; Cooperation.

(a)                Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all actions, and to do or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Contemplated Transactions, including confirmation of certain financial information and all material Contracts of the Company within seven days of the date hereof. In furtherance and not in limitation of the covenants of the parties contained in this Section 5.1, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any Contemplated Transaction, each of the Buyer, the Company and each of the Members will cooperate in all respects with each other and use his, her or its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of any of the Contemplated Transactions; provided, however, that no party is required to make any payment to any Person (other than its Representatives) in connection with the foregoing.

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(b)               The Company and each of the Members will use their commercially reasonable efforts to have those key employees of the Company identified by the Buyer on Schedule 5.1(b) execute and deliver to Buyer a non-competition and non-solicitation agreement, containing restrictions similar to those set forth in Section 5.3(a) of this Agreement, provision for injunctive relief and indemnification for breaches of such agreement and otherwise containing the Buyer’s customary terms and conditions. In addition, the Company and each of the Members will use their commercially reasonable efforts to have other employees of the Company identified by the Buyer on or before the Closing Date, execute and deliver to the Buyer a confidentiality and assignment of inventions agreement containing the Buyer’s customary terms and conditions.

(c)                In connection with the Buyer’s reporting and filing obligations with the SEC, and as otherwise required by Law, the Members shall, at Buyer’s request, provide reasonable assistance to the Company and Buyer with the preparation and completion of audited and reviewed financial statements and related footnotes for the Company (the “Required Financials”) for the quarters and year to date periods as required by the SEC, to be completed no later than 68 calendar days after the Closing. Each of the Members shall assist Buyer free of charge and will make themselves reasonably available after Closing to adequately respond to and address all comments and questions from the Buyer’s auditors regarding the Required Financials and the Company. All costs and expenses necessary for the preparation of the Required Financials after the Closing shall be borne by the Company or Buyer.

Section 5.2            Public Announcements. The Buyer, on the one hand, and the Company and each of the Members, on the other hand, will consult with one another before issuing any press release or otherwise making any public statements in respect of this Agreement or any of the Contemplated Transactions, including the Membership Interest Purchase, and will not issue any such press release or make any such public statement without the prior written consent of the other party; provided, however, that (a) following the execution of this Agreement, the Buyer shall determine, in its sole discretion, whether or not to issue any public announcement with respect to the Contemplated Transactions and the content thereof (provided, however, that the Buyer shall consult with and consider any comments from the Company regarding the content of any such announcement) and (if the Buyer so chooses, in its sole discretion) may issue such public announcement, and (b) any party may at any time make disclosures regarding the Contemplated Transactions if it is advised by legal counsel that such disclosure is required under applicable Law or by a Governmental Entity or any listing agreement with a public securities exchange, in which case the disclosing party will (i) consult with the other parties hereto prior to such disclosure, and (ii) seek confidential treatment for such portions of such disclosure as are reasonably requested by any other party hereto.

Section 5.3            Non-Competition. As a material inducement to the Buyer’s consummation of the Contemplated Transactions, including, without limitation, the Buyer’s acquisition of the goodwill associated with the business of the Company, each of the Members agrees as to sub-sections (a)-(d) below.

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(a)                No Principal, or any entity controlled by such Principal, including the Members, will, for a period of two (2) years following the later of the date hereof or termination of such Principal’s employment with the Company (or if longer, co-terminus with any non-competition or non-solicitation provisions such Principal enters into with the Company or the Buyer) (computed by excluding from such computation any time during which such Principal is found by a court of competent jurisdiction to have been in violation of any provision of this Section 5.3(a)) (the “Restricted Period”), directly or indirectly, for himself or on behalf of or in conjunction with any other Person, (i) solicit or hire (or assist or encourage any other Person to solicit or hire), or otherwise interfere in any manner with any employee, advertiser or strategic partner of any of the Buyer, the Company, or any of the Buyer’s subsidiaries (each, a “Restricted Entity”), other than by general public advertisement or other such general solicitation not specifically targeted at any such Person, (ii) induce or request any customer that was a customer of any Restricted Entity, at any time beginning one year prior to the Closing Date through the end of the Restricted Period (a “Restricted Customer”), to reduce, cancel or terminate its business with such Restricted Entity or otherwise interfere in any manner in any Restricted Entity’s business relationship with any Restricted Customer, or (iii) solicit or accept business from any Restricted Customer. For the avoidance of doubt, any advertisement, listing or posting, whether in a newspaper, on the internet or via another medium, that is not directed at the individuals described in clause (i) above who may not be solicited, engaged, enticed, lured or hired pursuant to this Section 5.3(a) shall not be a violation of this Section 5.3(a). For purposes of this Section 5.3(a), a Person shall be deemed to be an employee, customer, advertiser or strategic partner of any Restricted Entity if any such relationship existed or exists at any time (A) during the one year prior to the execution of this Agreement or (B) after the Closing Date and during the operation of this provision, and any such Person shall cease to have the applicable status one year after the termination of any such relationship.

(b)               In the event any Principal does not comply with the foregoing non-competition covenants prior to the Stock Issuance and/or the termination of the Earn-Out Term, then any Buyer Common Stock not already issued shall not be issued by Buyer to such Principal or its respective Member and any remaining Earn-Out Payments shall be forfeited by such Principal and its respective Member, and instead each shall be allocated to the other Principals and their respective Members on a pro rata basis, and no further consideration shall be owed to such Principal or its respective Member or paid to such Principal or its respective Member by Buyer.

(c)                Each Member agrees that the foregoing covenants are reasonable with respect to their duration, geographic area and scope, to protect, among other things, the Buyer’s acquisition of the goodwill associated with the business of the Company. If a judicial or arbitral determination is made that any provision of this Section 5.3 constitutes an unreasonable or otherwise unenforceable restriction against such Member, then the provisions of this Section 5.3 shall be rendered void with respect to such Member only to the extent such judicial or arbitral determination finds such provisions to be unenforceable. In that regard, any judicial or arbitral authority construing this Section 5.3 shall be empowered to sever any prohibited business activity, time period or geographical area from the coverage of any such agreements and to apply the remaining provisions of this Section 5.3 to the remaining business activities, time periods and/or geographical areas not so severed. Moreover, in the event that any provision, or the application thereof, of this Section 5.3 is determined not to be specifically enforceable, the Buyer may be entitled to recover monetary damages as a result of the breach of such agreement.

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(d)               Each Member and each Principal acknowledges that it or he has carefully read and considered the provisions of this Section 5.3. Each Member and each Principal acknowledges that it or he has received and will receive sufficient consideration and other benefits to justify the restrictions in this Section 5.3. Each Member and each Principal also acknowledges and understands that these restrictions are reasonably necessary to protect interests of the Buyer, including, without limitation, protection of the goodwill acquired, and such Member and each Principal acknowledges that such restrictions will not prevent it or him from conducting businesses that are not in violation of these provisions during the periods covered by the restrictive covenants set forth in this Section 5.3. Each Member and each Principal also acknowledges that the Contemplated Transactions constitute full and adequate consideration for the execution and enforceability of the restrictions set forth in this Section 5.3.

Section 5.4            Employee Matters.

(a)                On or prior to Closing, employment agreements with Buyer or one of its subsidiaries shall be executed by the Remaining Principals (the “Employment Agreements”), the form of which is attached as Exhibit A hereto, and such executed Employment Agreements shall be a condition precedent for Closing. Under the Employment Agreements, each of the Remaining Principals shall serve as an Executive Vice President of the Company and each shall be entitled to receive an annual base salary equal to $150,000. The Employment Agreements shall have a two-year term and provide for other terms customary for employment arrangements of this type; the final terms of which will be mutually agreed upon by both the Buyer and the Remaining Principals. No rights to employment will exist unless and until such Employment Agreements are executed and delivered.

(b)               Nothing contained herein, express or implied: (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement, (ii) shall alter or limit the Buyer’s or the Company’s ability to amend, modify or terminate any particular benefit plan, program, agreement or arrangement as long as the Buyer otherwise satisfies its obligations under this Section 5.4, (iii) is intended to confer upon any current or former employee (except for the Remaining Principals) any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment, or (iv) is intended to confer upon any individual (including employees, retirees, or dependents or beneficiaries of employees or retirees) any right as a third-party beneficiary of this Agreement.

Section 5.5            Tax Covenants.

(a)                To the extent permitted under applicable Law, the Company shall close or terminate (or cause to be closed or terminated), as of the close of business on the Closing Date, each Tax period relating to any Company Tax or Company Tax Return.

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(b)               To the extent not filed prior hereto, Frits Huijskens (the “Member Representative”) shall prepare or cause to be prepared, in accordance with applicable Law and consistent with past practice of the Company, each Company Tax Return for each Pre-Closing Period. At least twenty (20) days prior to the date on which a Company Tax Return for a Pre-Closing Period is due (after taking into account any valid extension), the Member Representative shall deliver such Company Tax Return to the Buyer. No later than fifteen (15) days prior to the date on which a Company Tax Return for a Pre-Closing Period is due (after taking into account any valid extension), the Buyer may make reasonable changes and revisions to such Company Tax Return (provided that any changes do not require the Company to incur any additional tax obligations). Each of the Members and the Member Representative shall cooperate fully in making any reasonable changes and revisions to any Company Tax Return for a Pre-Closing Period. At least three (3) days prior to the date on which a Company Tax Return (as reasonably revised by the Buyer) for a Pre-Closing Period is due (after taking into account any valid extension), the Members shall, jointly and severally, pay to the Buyer an amount equal to any Company Tax due with respect to such Company Tax Return, and the Buyer shall file such Company Tax Return.

(c)                The Buyer shall prepare and file each Company Tax Return for any Post-Closing Period or any Straddle Period in accordance with applicable Law. At least twenty (20) days prior to the date on which a Company Tax Return for a Straddle Period is due (after taking into account any valid extension), the Buyer will deliver such Company Tax Return to the Member Representative. No later than fifteen (15) days prior to the date on which a Company Tax Return for any Straddle Period is due (after taking into account any valid extension), the Member Representative may make reasonable changes and revisions to such Company Tax Return. The Buyer shall cooperate fully in making any reasonable changes and revisions to any Company Tax Return for any Straddle Period. At least three (3) days prior to the date on which such Company Tax Return (as reasonably revised by a Member) for a Straddle Period is due (after taking into account any valid extension), the Members shall, jointly and severally, pay to the Buyer an amount equal to the Company Tax on such Company Tax Return to the extent such Company Tax relates, as determined under Section 5.5(d), to the portion of such Straddle Period ending on and including the Closing Date.

(d)               In the case of a Company Tax payable for a Straddle Period, the portion of such Company Tax that relates to the portion of the Straddle Period ending on the Closing Date will (i) in the case of a Tax other than a Tax based upon or related to income, employment, sales or other transactions, franchise or receipts, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of all of the days in the Straddle Period; and (ii) in the case of a Tax based upon or related to income, employment, sales or other transactions, franchise or receipts, be deemed equal to the amount that would be payable if the Straddle Period ended on the Closing Date and such Tax was based on an interim closing of the books as of the close of business on the Closing Date.

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(e)                Each party will promptly forward to the other a copy of all written communications from any Governmental Entity relating to any Company Tax or Company Tax Return for a Pre-Closing Period or Straddle Period. Upon reasonable request, each party will make available to the other all information, records and other documents relating to any Company Tax or any Company Tax Return for a Pre-Closing Period or Straddle Period. The parties will preserve all information, records and other documents relating to a Company Tax or a Company Tax Return for a Pre-Closing Period or Straddle Period until the date that is six (6) months after the expiration of the statute of limitations applicable to the Company Tax or the Company Tax Return. Prior to transferring, destroying or discarding any information, records or documents relating to any Company Tax or any Company Tax Return for a Pre-Closing Period or Straddle Period, the Company and the Members, as applicable, will give to Buyer reasonable written notice and, to the extent Buyer so requests, the Company and the Members, as applicable, will permit Buyer to take possession of all such information, records and documents. In addition, the parties will cooperate with each other in connection with all matters relating to the preparation of any Company Tax Return or the payment of any Company Tax for a Pre-Closing Period or Straddle Period and in connection with any audit, action, suit, claim or proceeding relating to any such Company Tax or Company Tax Return, and Buyer will have the right to control any such audit, action, suit, claim or proceeding. Nothing in this Section 5.5(e) will affect or limit any indemnity or similar provision or any representations, warranties or obligations of any of the parties. Each party will bear its own costs and expenses in complying with the provisions of this Section 5.5(e).

(f)                Buyer, on the one hand, and the Members, on the other hand, shall each be liable for and each shall pay when due fifty percent (50%) of all Transfer Taxes incurred in connection with this Agreement or any of the Contemplated Transactions. The party required by any legal requirement to file a Tax Return or other documentation with respect to such Transfer Taxes shall do so within the time period prescribed by Law, and the other party shall promptly reimburse such party for any Transfer Taxes for which the other party is responsible upon receipt of notice that such Transfer Taxes are payable. To the extent permitted by any applicable legal requirement, the parties hereto shall cooperate in taking reasonable steps to minimize any Transfer Taxes.

(g)               None of any Member, the Company or any Subsidiary shall make or request a refund of any Company Tax or with respect to any Company Tax Return or amend any Company Tax Return, unless the Buyer, at its sole discretion, consents in writing thereto. The Buyer shall not be obligated to seek or request any refund of any Company Tax or amend any Company Tax Return.

(h)               Each of the Company, any Subsidiary and each Member shall terminate or cause to be terminated any Tax sharing or similar agreement with respect to or involving the Company or any Subsidiary shall be terminated as of the Closing Date, without liability to any party, and any further effect for any year (whether the current year, a future year or a past year). Any amounts payable under any Tax sharing or similar agreement will be cancelled as of the Closing Date, without any liability to the Company or any Subsidiary.

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(i)                 As soon as practicable after the Closing, Buyer shall deliver to Members a statement (the “Allocation Statement”), which shall allocate the Total Consideration among the assets of the Company in accordance with the allocation requirements of Section 1060 of the Code. If within 15 business days after the delivery of the Allocation Statement Members notify Buyer that Members object to the allocation set forth in the Allocation Statement, Buyer and Members shall use commercially reasonable efforts to resolve such dispute within 20 days. In the event that Buyer and Members are unable to resolve such dispute within such 20-day period, Buyer and Members shall jointly retain a nationally recognized accounting firm to resolve the disputed items. Upon resolution of the disputed items, the allocation reflected on the Allocation Statement shall be adjusted to reflect such resolution. The costs, fees and expenses of the accounting firm shall be borne equally by Buyer and Members. For all Tax purposes. Buyer and Members agree to report the transactions contemplated by this Agreement in a manner consistent with the Allocation Statement, and will not take any position inconsistent therewith in any Tax Return, in any audit or refund claim, in any litigation or otherwise, unless required to do so by a tax authority. Buyer and Members shall each be responsible for the preparation of their own Section 1060 statements and forms as are reasonably requested by the other parties hereto.

Section 5.6            Subsidiary Status of the Company. Following the Closing, the Company shall operate as a wholly-owned, professional services subsidiary of the Buyer and Buyer shall be responsible for the working capital of the Company.

Section 5.7            Payment of Pre-Closing Accounts Receivable in Excess of Accounts Payable. From and after the Closing, the Remaining Principals shall continue to be signatories for and retain full access to the bank accounts of the Company for the receipt of any Accounts Receivable arising from the business of the Company prior to the Closing Date and payment of accounts payable arising from the business of the Company prior to the Closing Date (the “Pre-Closing Accounts”). The Remaining Principals shall cause any funds relating to any Accounts Receivable of the Company arising from the business of the Company prior to the Closing Date, solely to the extent in excess of the sum of (i) all aggregate accounts payable of the Company arising in the pre-Closing period that are determined to be outstanding as of the Closing plus (ii) any compensation or other consideration owed by the Company to John Cosgrave, John Tukker, Rudy Zijdel/Dutch IT LLC and/or Erwin VandenAnker, or any amounts incurred in connection with claims, suits or actions by any such parties related thereto, in connection with this Agreement or the consummation of any of the transactions contemplated hereby (the “Change of Control Payments”), to be remitted to the Members. In addition, any cash assets of the Company that are in excess of the Closing Cash Balance (as defined below), together with an amount of cash equal to those pre-paid expenses identified on Section 5.7 of the Company Disclosure Schedule (collectively with the amounts in the immediately preceding sentence, the “Additional Amounts”), shall be remitted to the Members, after being applied to any shortfall in the prior sentence, if any. The Members shall prepare and deliver to the Buyer a final schedule of the Pre-Closing Accounts no later than thirty (30) days after the Closing Date. The Buyer shall then have thirty (30) days to review such schedule and notify the Members of any objections thereto. In the event that such objections are timely delivered, Buyer and the Members shall use their respective commercially reasonable efforts and exchange any information reasonably requested by the other party for a period of five (5) days after the receipt by the Members of the objections, or such longer period as they may agree in writing, to resolve any disagreements regarding the Pre-Closing Accounts. If Buyer and the Members are unable to resolve such disagreements within such time, then, at any time thereafter, either the Members or Buyer may require that an Independent Accountant shall resolve such Pre-Closing Accounts dispute in accordance with the dispute resolution guidelines set forth in Sections 1.2(c) and (d). To the extent there is any deficiency in funds in the Pre-Closing Accounts for the payment of pre-Closing accounts payable, after advising the Members and providing them a reasonable opportunity to cure such deficiency, Buyer may offset such deficiency against any future amounts due to the Members. Prior to the repayment of the Additional Amounts, Buyer shall have read-only access to the Pre-Closing Accounts. Upon repayment in full of the Additional Amounts, Buyer shall determine in its sole discretion which parties shall have signatory power and access to the Pre-Closing Accounts. For the receipt of any Accounts Receivable or the payment of any accounts payable of the Company arising on or after the Closing Date, the Company shall establish new bank accounts (the “New Accounts”), for which Buyer shall appoint signatories and shall determine access in its sole discretion, with the Remaining Principals having read-only access to the New Accounts.

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ARTICLE VI

INDEMNIFICATION

Section 6.1            Indemnification.

(a)                Indemnification by the Remaining Members. Subject to the other terms of this Section 6.1, the Remaining Members, jointly and severally, will defend, indemnify and hold harmless the Buyer and its Representatives (collectively, the “Buyer Indemnified Parties”), from and against and in respect of any and all losses, liabilities, obligations, claims, actions, damages, judgments, penalties, fines, settlements and expenses, including reasonable attorneys’ fees (collectively, “Losses”), incurred by any of the Buyer Indemnified Parties arising out of, based upon or related to (i) any inaccuracy or breach of any of the representations or warranties made by either the Company or any Member in this Agreement, (ii) any breach of or failure to comply with any covenant or agreement made by either the Company or any Member in this Agreement (except that as to the Company, only with respect to any breach prior to Closing), (iii) any Company Taxes for any Tax period (or portion thereof) ending on or prior to the Closing Date (including, but not limited to, the portion of any Straddle Period ending on the Closing Date) or (iv) the Change of Control Payments.

(b)               Indemnification by the Buyer. Subject to the other terms of this Section 6.1, the Buyer will defend, indemnify and hold harmless the Remaining Members and each of their respective Representatives (collectively, the “Member Indemnified Parties”) from and against and in respect of any and all Losses incurred by any of the Member Indemnified Parties arising out of, based upon or related to (i) any inaccuracy or breach of any of the representations or warranties made by the Buyer in this Agreement, or (ii) any breach of or failure to comply with any covenant or agreement made by the Buyer in this Agreement (except that as to the Company, only with respect to any breach from and after the Closing Date).

(c)                Indemnification Procedure.

(i)                 The Person seeking indemnification under this Section 6.1 (the “Indemnified Party”) shall give to the party(ies) from whom indemnification is sought (the “Indemnifying Party”) prompt written notice (in the case of indemnification under Section 6.1(a), such notice shall be given to each of the Remaining Members) of any third-party claim which may give rise to any indemnity obligation under this Section 6.1, and the Indemnifying Party will have the right to assume the defense of any such claim through counsel of its own choosing, by so notifying the Indemnified Party within ten (10) days of receipt of the Indemnified Party’s written notice; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Failure of the Indemnified Party to give prompt notice shall not affect the Indemnifying Party’s indemnification obligations hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure. If the Indemnified Party desires to participate in any such defense assumed by the Indemnifying Party, it may do so at its sole cost and expense; provided, however, that the Indemnified Party will be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if, in the reasonable judgment of counsel to the Indemnified Party, a conflict or potential conflict exists, or there are separate or additional defenses available to the Indemnified Party, that would make such separate representation advisable. If the Indemnifying Party declines to assume any such defense or fails to diligently pursue any such defense, then the Indemnifying Party will be liable for all reasonable costs and expenses incurred by the Indemnified Party in connection with investigating, defending, settling and/or otherwise dealing with such claim, including reasonable fees and disbursements of counsel. The parties hereto agree to cooperate with each other in connection with the defense of any such claim. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle, compromise, or consent to the entry of any judgment with respect to any such claim, unless such settlement, compromise or judgment (A) does not result in the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any Affiliate thereof, (B) does not involve any remedies other than monetary damages, and (C) includes an unconditional release of the Indemnified Party and its Affiliates for all liability arising out of such claim and any related claim. The Indemnified Party will not, without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld, delayed or conditioned, settle, compromise, or consent to the entry of any judgment with respect to any such claim.

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(ii)               If an indemnification claim by any Indemnified Party is not disputed by the Indemnifying Party within thirty (30) days after the Indemnifying Party’s having received written notice thereof, or has been resolved by a Law of a Governmental Entity, by a settlement of the indemnification claim in accordance with Section 6.1(c)(i) or by agreement of the Indemnified Party and the Indemnifying Party (any of the foregoing, a “Resolution”), then (A) in the case of indemnification under Section 6.1(b), the Buyer will pay to the Member Indemnified Party promptly following such Resolution an amount in cash equal to the Losses of such Member Indemnified Party as set forth in such Resolution, or (B) in the case of indemnification under Section 6.1(a), the Buyer will deliver evidence of such Resolution to each Remaining Member, whereupon the Remaining Members, jointly or severally, will deliver to the Buyer Indemnified Party an amount equal to the Losses of such Buyer Indemnified Party as set forth in such Resolution. At the election of the Remaining Members, the amount to be delivered to the Buyer Indemnified Party in accordance with the immediately preceding sentence may be deducted from the Earn-Out Payments, if any. Except as otherwise specifically provided in Section 6.1(d), the depletion of the Earn-Out Payments, if any, will not serve as a bar to recovery by the Buyer Indemnified Parties from the Remaining Members of any indemnifiable Losses, and the Buyer Indemnified Parties will be entitled to look directly to the Remaining Members, jointly and severally, for any Losses in excess of the such amounts, and such Losses will be the obligations of the Remaining Members, jointly and severally, as provided in Section 6.1(a) and will be paid to the applicable Buyer Indemnified Party promptly following such Resolution.

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(d)               Limitations.

(i)                 The foregoing indemnification obligations will survive the consummation of the Membership Interest Purchase for a period of eighteen (18) months following the Closing Date; provided, however, that the right to indemnification arising out of, based upon or related to any inaccuracy or breach of any of the representations or warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.12, 2.18, 2.19, 2.20, 3.1, 3.2, 3.3, 3.5, 3.6, 4.1, 4.2, 4.3, 4.4, 4.6, 4.7 and the first sentence of Section 2.13(a) (collectively, the “Fundamental Representations”) or arising under Section 6.1(a)(iii) will survive the Closing until 60 days after the expiration of the statute of limitations for any claim thereunder relating to the matters covered by the applicable Fundamental Representation, including any extensions thereof, or, if no statute of limitations is applicable thereto, for a period of six (6) years after the Closing Date; and provided, further, that claims first asserted in writing within the applicable survival period will not thereafter be barred.

(ii)               Except for any indemnification claims arising out of, based upon or related to fraud or intentional misrepresentation, any indemnification arising under Section 6.1(a)(iii), or any indemnification claims arising out of, based upon or related to any of the Fundamental Representations (none of which are subject to the limitations in this Section 6.1(d)(ii)), the Remaining Members will have no liability to the Buyer Indemnified Parties for indemnification claims brought under Section 6.1(a)(i) until the total amount of Losses in respect of indemnification claims under such section exceeds $50,000 in the aggregate, and then the Buyer Indemnified Parties will be entitled to recover only such amounts in excess of $50,000 (which threshold, for the avoidance of doubt, will be determined by aggregating all such indemnification claims rather than on a per claim basis).

(iii)             Except for any indemnification claims arising out of, based upon or related to fraud or intentional misrepresentation, or any indemnification claims arising out of, based upon or related to any of the Fundamental Representations (none of which will be counted towards the Representations Claims Cap), the maximum liability for any and all Losses in respect of indemnification claims brought under Section 6.1(a)(i) shall be limited to the amount of the Closing Cash Payment (the “Representations Claims Cap”), and the maximum amount any Remaining Member may be liable for shall be equal to the amount of the Closing Cash Payment paid to such Remaining Member.

(iv)             Except for any indemnification claims arising out of, based upon or related to fraud or intentional misrepresentation, or any indemnification claims arising out of, based upon or related to any of the Fundamental Representations (none of which are subject to the limitations in this Section 6.1(d)(iv)), the Buyer will have no liability to the Member Indemnified Parties for indemnification claims brought under Section 6.1(b)(i) until the total amount of Losses in respect of indemnification claims under such section exceeds $50,000 in the aggregate, and then the Member Indemnified Parties will be entitled to recover only such amounts in excess of $50,000 (which threshold, for the avoidance of doubt, will be determined by aggregating all such indemnification claims rather than on a per claim basis).

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(v)               Except for any indemnification claims arising out of, based upon or related to fraud or intentional misrepresentation, or any indemnification claims arising out of, based upon or related to any of the Fundamental Representations (none of which will be counted towards the Representations Claims Cap), the maximum liability of Buyer for any and all Losses in respect of indemnification claims brought under Section 6.1(b)(i) shall be limited to an amount equal to the Representations Claims Cap.

(vi)             In calculating the amount of Losses recoverable pursuant to this Section 6.1, the amount of such Losses shall be reduced by (A) any insurance proceeds actually received by the Indemnified Party from any unaffiliated insurance carrier offsetting the amount of such Loss, net of any expenses incurred by the Indemnified Party in obtaining such insurance proceeds (including the payment of a deductible with respect to the same and any premium increase directly attributable thereto), and (B) any recoveries actually received by the Indemnified Party from other Persons pursuant to indemnification (or otherwise) with respect thereto, net of any expenses incurred by the Indemnified Party in obtaining such payment. If any Losses for which indemnification payments have actually been received by the Indemnified Party hereunder are subsequently reduced by any insurance payment or other recovery actually received from another Person, the Indemnified Party shall promptly remit the amount of such recovery to the applicable Indemnifying Party (up to the amount of the payment by the applicable Indemnifying Party, after deducting therefrom the full amount of the expenses incurred by such Indemnified Party (i) in procuring such recovery or (ii) in connection with such indemnification to the extent required to be, but which have not been, paid or reimbursed).

(vii)           Following the Closing Date, the sole and exclusive remedy of the Buyer Indemnified Parties and the Member Indemnified Parties with respect to any and all claims relating to this Agreement, the Company Disclosure Schedule, the Buyer Disclosure Schedule or any of the certificates delivered pursuant to Section 7.2(d) or Section 7.3(d) shall be indemnification in accordance with this Section 6.1, except with respect to any claim arising out of, based upon or related to fraud or intentional misrepresentation or a breach of any of the covenants set forth in Section 5.3 or Article I, and provided that any claims under the Employment Agreements shall not be limited by this section and shall be subject to any applicable remedies thereunder. Each Indemnified Party entitled to indemnification hereunder shall use commercially reasonable efforts to mitigate Losses for which it seeks indemnification hereunder, and the costs and expenses incurred in connection with such mitigation efforts shall be deemed Losses for purposes of this Section 6.1.

(e)                The parties to this Agreement agree to treat any indemnity payment made pursuant to Section 6.1 as an adjustment to the aggregate Purchase Price for federal, state, local and foreign income tax purposes.

Section 6.2               Payment of Indemnification Obligations; Set-Off Right. Notwithstanding anything contained herein to the contrary, in the event any Buyer Indemnified Party has made any bona fide claim or claims for indemnification pursuant to Section 6.1(c) of this Agreement, which claim or claims have not been resolved or satisfied prior to the date of an Earn-Out Payment or the Stock Issuance, Buyer shall have the right to withhold such amount against any Earn-Out Payments or Buyer Common Stock on a dollar-for-dollar basis in an amount equal to the aggregate dollar value of such claim or claims (or Buyer’s good faith estimate thereof) until such time as such claim or claims have been finally resolved or satisfied. Any Earn-Out Payments or Buyer Common Stock payable by Buyer which are withheld pursuant to this Section 6.2 shall no longer be due or payable by Buyer.

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ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MEMBERSHIP INTEREST PURCHASE

Section 7.1            Conditions to Each Party’s Obligations to Effect the Membership Interest Purchase. The respective obligations of each party to consummate the Contemplated Transactions are subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in writing in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

(a)                The Buyer, the Company and the Members, as applicable, shall have timely obtained from each Governmental Entity all authorizations, approvals, licenses, permits, waivers and consents necessary for consummation of any of the Contemplated Transactions.

(b)               There shall not be in effect any Law of any Governmental Entity of competent jurisdiction restraining, enjoining, making illegal or otherwise preventing or prohibiting consummation of any of the Contemplated Transactions, or imposing any limitation on the operation or conduct of the business of the Company after the Closing, and no Governmental Entity shall have instituted or threatened to institute any proceeding seeking any such Law.

(c)                No action, suit or proceeding shall have been instituted or threatened against any of the parties hereto seeking to restrain, materially delay or prohibit, or to obtain substantial damages or other injunctive or other equitable relief with respect to, the consummation of any of the Contemplated Transactions.

Section 7.2            Conditions to the Obligations of Buyer. The obligations of the Buyer to consummate the Contemplated Transactions are subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any or all of which may be waived in writing in whole or part by the Buyer to the extent permitted by applicable Law:

(a)                The representations and warranties of each of the Company and the each of the Members contained herein qualified as to materiality or Company Material Adverse Effect shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date (except for representations and warranties made as of a specified date, which shall speak only as of the specified date).

(b)               Each of the Company and each Member shall have performed or complied with in all material respects all agreements, covenants and conditions contained herein required to be performed or complied with by them prior to or at the time of the Closing.

(c)                Since January 18, 2016, there shall not have been any event, change, effect, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

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(d)               The Company and each Member shall have delivered to the Buyer certificates, dated the date of the Closing, signed by an executive officer of the Company and each Member, certifying as to the fulfillment of the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c).

(e)                All proceedings of the Company and each Member that are required in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and the Buyer and its counsel shall have received such evidence of any such proceedings, good standing certificates, organizational and governing documents, certified in an officer’s certificate, as is customary in transactions such as this one.

(f)                All membership interest holders agreements, voting agreements, registration rights agreements and similar agreements between or among the Company and the Members, and all other agreements set forth in Section 2.2 of the Company Disclosure Schedule, shall have been terminated and shall cease to be of force or effect.

(g)               The Company shall have delivered to the Buyer evidence of its repayment of all its indebtedness as of the Closing Date and the release or termination of all Encumbrances of record, liens and UCC filings against the Company and its properties as of the Closing Date.

(h)               The Company shall have delivered to Buyer in writing an accounting of the Company’s aggregate cash balance of $600,000 as of the Closing Date (the “Closing Cash Balance”).

(i)                 Each of the Remaining Principals shall have duly executed and delivered to the Buyer his respective Employment Agreement.

Section 7.3            Conditions to the Obligations of the Company and the Members. The respective obligations of the Company and the Members to consummate the Contemplated Transactions are subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any or all of which may be waived in writing in whole or in part by the Company and each of the Members to the extent permitted by applicable Law:

(a)                The representations and warranties of the Buyer contained herein qualified as to materiality shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though such representations and warranties were made at and as of such date (except for representations and warranties made as of a specified date, which shall speak only as of the specified date).

(b)               The Buyer shall have performed or complied with in all material respects all agreements, covenants and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

(c)                Since December 31, 2015, there shall not have been any event, change, effect, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Buyer Material Adverse Effect.

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(d)               The Buyer shall have delivered to the Members a certificate, dated the Closing Date, signed by an executive officer of the Buyer, certifying as to the fulfillment of the conditions specified in Section 7.3(a), Section 7.3(b) and Section 7.3(c).

(e)                All proceedings of the Buyer that are required in connection with the Contemplated Transactions shall be reasonably satisfactory in form and substance to the Company and its counsel, each of which shall have received such evidence of any such proceedings, good standing certificates, organizational and governing documents, certified in a secretary’s certificate as is customary in transactions such as this one.

(f)                The Buyer shall have delivered to the Remaining Principals their respective Employment Agreement duly executed by the Buyer.

ARTICLE VIII

MISCELLANEOUS

Section 8.1            Entire Agreement; Assignment.

(a)                This Agreement (including the exhibits hereto, the Buyer Disclosure Schedule and the Company Disclosure Schedule) constitutes the entire agreement among the parties hereto in respect of the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties in respect of the subject matter hereof.

(b)               Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, whether voluntarily or by operation of law, including by way of sale of assets, merger or consolidation, by any of the Company, the Members or the Principals, on the one hand, or the Buyer, on the other hand, without the prior written consent of the other party(ies). Any assignment in violation of the preceding sentence shall be void.

Section 8.2            Notices. All notices, requests, demands, instructions and other documents and communications to be given under this Agreement shall be in writing and shall be deemed given (a) three (3) Business Days following sending by registered or certified mail, postage prepaid, (b) when sent if sent by facsimile or email, provided that, in the case of facsimile, receipt is confirmed and, in the case of e-mail, the e-mail is not returned with an undeliverable, delayed or similar message, provided, further, that such notice must also be sent via one of the other methods set forth herein, (c) when delivered, if delivered personally to the intended recipient, and (d) one Business Day following sending by overnight delivery via a nationally recognized overnight courier service, and in each case, addressed to a party at the following address for such party:

if to the Buyer, to:	AMERI Holdings, Inc.
100 Canal Pointe Boulevard, Suite 108
Princeton, New Jersey 08540
Attention: Mr. Giri Devanur
President and Chief Executive Officer
Facsimile: (732) 243-9254
Email: giri.devanur@ameri100.com

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with a copy (which shall not constitute notice) to:	Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention: Adam W. Finerman, Esq.
Facsimile: (212) 451-2222
Email: afinerman@olshanlaw.com

if to either the Company, the Members or the Principals to:	DC&M Partners, L.L.C.
2040 S. Alma School Road, Suite 1, #134
Chandler, Arizona 85248
Attention: Fredericus Huijskens
Phone: (480) 389-3134
Email: frits@dcm-partners.com

with a copy (which shall not constitute notice) to:	Polsinelli PC
One East Washington, Suite 1200
Phoenix, Arizona 85004
Attention: Michael F. Patterson
Facsimile: (602) 650-2038
Email: mfpatterson@polsinelli.com

or to such other address, email address or facsimile number as the party to whom notice is given shall have previously furnished to the other parties in writing in the manner set forth above.

Section 8.3            Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the choice of law principles thereof to the extent that the application of the Laws of another jurisdiction would be required thereby. All actions, suits or proceedings arising out of or relating to this Agreement or any of the other Transaction Documents shall be heard and determined exclusively in any New York state or federal court. The parties hereto hereby (a) submit to the exclusive jurisdiction of any New York state or federal court located in New York County, New York for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that this Agreement, any of the other Transaction Documents or any of the Contemplated Transactions may not be enforced in or by any of the above-named courts. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 8.2. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

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Section 8.4            Expenses. All fees and out-of-pocket expenses incurred by the Company, the Members or the Principals in connection with this Agreement, any of the other Transaction Documents or any of the Contemplated Transactions (including, without limitation, the fees and expenses of counsel, accountants, consultants and any broker, finder or financial advisor) will be paid by the Members. If and to the extent such fees and out-of-pocket expenses are not so paid by the Members, the Buyer shall have the right to offset any cash payments to them under Section 1.1 hereof for such amounts. All fees and out-of-pocket expenses incurred by the Buyer in connection with this Agreement, any of the other Transaction Documents or any of the Contemplated Transactions (including, without limitation, the fees and expenses of counsel, accountants, consultants and any broker, finder or financial advisor) will be paid by the Buyer.

Section 8.5            Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 8.6            Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.1, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.7            Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 8.8            Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent any breach or threatened breach of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the requirement to post a bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

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Section 8.9            Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Facsimile or .pdf signatures shall have the same force and effect as original signatures.

Section 8.10        Interpretation.

(a)                The words “hereof,” “herein,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its successors and permitted assigns.

(b)               The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the opening paragraph of this Agreement.

(c)                The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 8.11        Amendment and Modification; Waiver. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Buyer, the Company and each of the Members. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

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Section 8.12        Legal Counsel. Each of the parties hereto represents, warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same. The Company has engaged Polsinelli PC (“Polsinelli”) to represent it in connection with the preparation of this Agreement, and any other agreement required to be executed by it in connection with this Agreement. Polsinelli was not, and has not been engaged, to provide legal counsel to any Person other than the Company. Each Member and each Principal (a) approves Polsinelli’s representation of the Company in the preparation of this Agreement; (b) acknowledges that no legal counsel has been engaged by the Company to protect or otherwise represent the interests of any of the Members or Principals, that Polsinelli has not been engaged by any Member or Principal to protect or represent the interests of such Member or Principal vis-à-vis the Company or any other Members or Principals or in connection with the preparation of this Agreement, and that actual or potential conflicts of interest may exist among the Members and/or Principals in connection with the preparation of this Agreement (with the consequence that a Member and/or Principal’s interests may not be vigorously represented unless such Member and/or Principal engages its own legal counsel); and (c) acknowledges further that such Member and/or Principal has been afforded the full opportunity to engage and seek the advice of its own legal counsel before entering into this Agreement. The parties further agree that any rule that provides that an ambiguity within a document will be interpreted against the party drafting such document shall not apply.

Section 8.13        Definitions. As used herein,

The “2016 Gross Margin Target” is equal to $5.5 million.

The “2017 Gross Margin Target” is equal to $6.35 million.

The “2016 Revenue Target” is equal to $22.08 million.

The “2017 Revenue Target” is equal to $25.4 million.

“Accounts Receivable” means, as of any specified date, any trade accounts receivable, bid, performance deposits, customer advances and other miscellaneous receivables of the Company.

“Affiliate” has the meaning given to it in Rule 12b-2 of Regulation 12B under the Exchange Act.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the State of New York generally are closed for regular banking business.

“Buyer Common Stock” has the meaning given to it in Section 1.1(b) hereof.

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“Buyer Material Adverse Effect” means any event, development, change, circumstance, effect, occurrence or condition that, either individually or in the aggregate, (i) has caused or would reasonably be expected to cause a material adverse effect on the business, operations, financial condition or results of operations of Buyer and its subsidiaries, taken as a whole, or (ii) prevents or materially impairs or delays the ability, or would reasonably be expected to prevent or materially impair or delay the ability, of the Buyer to perform any of its obligations under any of the Transaction Documents or to consummate any of the Contemplated Transactions.

“Cause” shall mean: (i) a Person’s breach of his fiduciary duty to the Buyer or Company which remains uncured after thirty (30) days’ written notice from the Buyer or Company notifying that Person of such breach in reasonable detail; (ii) the Person’s grossly negligent or willful disregard of the lawful and reasonable directives of the Board of Directors of the Buyer or the Company clearly communicated to the Person and which remains uncured after thirty (30) days’ written notice from the Buyer or the Company notifying the Person of such grossly negligent or willful disregard in reasonable detail; (iii) the Person’s material breach of the terms of his or her employment which remains uncured after thirty (30) days’ written notice from the Buyer or the Company notifying the Person of such breach in reasonable detail; (iv) the Person’s gross negligence or willful misconduct with respect to the Buyer or the Company, for which such termination shall be immediate; or (v) the Person’s conviction by a court of a felony or other crime of moral turpitude, for which such termination shall be immediate.

“Change of Control” shall occur if any Person becomes the beneficial owner (as that concept is defined in Rule 13d-3 promulgated under the Exchange Act) of securities of a company or other entity possessing at least 51% of the voting power to direct the policies, conduct and business of such company or other entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means any event, development, change, circumstance, effect, occurrence or condition that, either individually or in the aggregate, (i) has caused or would reasonably be expected to cause a material adverse effect on the business, operations, financial condition or results of operations of the Company, or (ii) prevents or materially impairs or delays the ability, or would reasonably be expected to prevent or materially impair or delay the ability, of the Company to perform any of their respective obligations under any of the Transaction Documents or to consummate any of the Contemplated Transactions.

“Company Tax” means any Tax, if and to the extent that the Company or any Subsidiary is or may be potentially liable under applicable Law, under Contract or on any other grounds (including, but not limited to, as a transferee or successor, under Code Section 6901 or Treasury Regulation Section 1.1502-6, as a result of any Tax sharing or other agreement, or by operation of Law) for any such Tax.

“Company Tax Return” means any Tax Return filed or required to be filed with any Governmental Entity, if, in any manner or to any extent, relating to or inclusive of the Company, and Subsidiary or any Company Tax.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the Membership Interest Purchase.

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“Contract” means any written contract, agreement, arrangement, license, lease, instrument or note that creates a legally binding obligation.

“Encumbrance” means any lien, encumbrance, security interest, claim, charge, surety, mortgage, option, pledge, easement, limitation or restriction (including on any right to vote or Transfer any asset or security) of any nature whatsoever.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Good Reason” means the occurrence of any of the following: (i) the assignment to the Person by the Buyer or the Company of duties with significantly less responsibility than those contemplated as of the date of that Person’s original employment without that Person’s prior written consent; (ii) the Buyer’s or the Company’s material breach of any employment agreement or arrangement with that Person, provided that (A) the Person provides written notice to the Buyer or the Company of the event or circumstance giving rise to such breach within thirty (30) days of such event or circumstance, and (B) such event or circumstance is not cured within thirty (30) days after the Person provides written notice to the Buyer or the Company of such event or circumstance (assuming such event or circumstance is capable of being cured); (iii) the Person’s principal office is moved from its current location to a location more than fifty (50) miles therefrom without the Person’s prior written consent; (iv) the successor of the Buyer or the Company after a Change of Control or sale of all or substantially all of the assets of the Buyer or the Company fails to assume or be bound by the applicable person’s employment agreement or arrangement; (v) the Person’s base salary is reduced below the then-current base salary without the Person’s prior written consent unless such reduction is proportional to reductions to employees of the Buyer or the Company generally; or (vi) the Buyer or Company directs or requires the Person to take any actions that are unlawful or to omit to take any actions where such omissions are unlawful.

“Independent Accountant” means MaloneBailey, LLP, or a mutually satisfactory nationally recognized accounting firm (other than Buyer’s or the Company’s accountants prior to the Closing, if any, and provided that MaloneBailey, LLP is not engaged by Buyer or any of its Affiliates).

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“Intellectual Property” means all intellectual property rights arising from or in respect of the following: (i) all patents and applications therefor, including continuations, divisionals, provisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, “Patents”), (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, slogans, Internet domain names and individual, limited liability company and business names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof (collectively, “Trademarks”), (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights (collectively, “Copyrights”), (iv) all computer programs and software (including any and all software implementations of algorithms, models and methodologies, whether in source code, object code or other form, but excluding off-the-shelf commercial or shrink-wrap software), databases and compilations (including any and all data and collections of data), and all descriptions, flow-charts and other work product used to design, plan, organize or develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, all technology supporting any of the foregoing, and all documentation, including user manuals and other training documentation, related to any of the foregoing (collectively, “Software”), and (v) all trade secrets, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses and other works of authorship, and other tangible embodiments of the foregoing, in any form, and all related technology.

“Knowledge” means the actual knowledge of (i) in the case of the Company, Fredericus Huijskens, (ii) in the case of the Members, each of the Members separately and collectively, and (iii) in the case of the Buyer, Giri Devanur.

“Law” means any order, writ, injunction, decree, judgment, permit, license, ordinance, law, statute, rule, regulation, administrative interpretation, directive or other requirement of any Governmental Entity.

“Membership Interest Purchase Consideration” means the Closing Cash Payment and the Stock Issuance, subject to adjustment as set forth herein, plus the Earn-Out Payments, if any.

“Officer” means each of the officers set forth on Section 2.18 of the Company Disclosure Schedule.

“Permitted Lien” means (i) liens for Taxes, assessments of other governmental charges not yet due and payable, (ii) landlord’s, supplier’s, materialmens’, mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the ordinary course of business if the underlying obligations are not past due, (iii) any interest or title of a lessor under an operating lease or capitalized lease or of any licensor or licensee under a license or (iv) liens of lessors under Real Property Leases and licensors under intellectual property licenses.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

“Pre-Closing Period” means any Tax period ending on or before the Closing Date.

“Post-Closing Period” means any Tax period beginning after the Closing Date.

“Principals” means each of Mark Breck, Fredericus Huijskens and Marius van Gijlswijk.

“Remaining Members” Lucid Solutions Inc. and Housekens LLC.

“Remaining Principals” means each of Mark Breck and Fredericus Huijskens.

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“Representative” means, with respect to any Person, each of such Person’s Affiliates, managers, officers, employees, partners, members, managers, consultants, advisors, accountants, attorneys, representatives and agents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Straddle Period” means any Tax period beginning before the Closing Date and ending after the Closing Date.

“Subsidiary” or “Subsidiaries” means any subsidiary of the Company.

“Tag-Along Right” means that if either of Giri Devanur or Srinidhi “Dev” Devanur proposes to sell (an “Initiating Seller”) all or any portion of such Initiating Seller’s shares of Buyer common stock beneficially held by such Initiating Seller, other than in a sale to an immediate family member of such Initiating Seller, to one or more prospective purchasers (a “Participation Sale”), then the Initiating Seller shall give, at least thirty (30) days prior to the consummation of the Participation Sale, written notice (the “Sale Notice”) to the Buyer and each Member, which Sale Notice shall describe in reasonable detail the price, terms and conditions of the Participation Sale, and the identity of each prospective purchaser in the Participation Sale.  Upon receipt of the Sale Notice, each of the Members (a “Non-Initiating Seller”) may elect to participate in the Participation Sale by delivering to the Buyer and the Initiating Seller, within ten (10) days following the receipt by such Non-Initiating Seller of the Sale Notice, written notice (the “Participation Notice”) specifying the portion (as determined in accordance with the next sentence) of such Non-Initiating Seller’s Buyer Common Stock to be included the Participation Sale.  A Non-Initiating Seller may include in a Participation Sale no more than the portion of such Non-Initiating Seller’s Buyer Common Stock to the extent associated with a number of shares equal to the product of (i) the quotient determined by dividing the number of shares of Buyer Common Stock owned by such Non-Initiating Seller by the aggregate number of shares owned at such time by all Buyer stockholders participating in such transaction (including the Initiating Sellers and all participating Non-Initiating Sellers), and (ii) the aggregate number of shares to be sold by all parties in such Participation Sale.  As a prerequisite and precondition to the sale of an Initiating Seller’s Buyer common stock in a Participation Sale, if one or more Non-Initiating Sellers has delivered a Participation Notice in accordance with the terms hereunder with respect to the Participation Sale, each such Non-Initiating Seller shall be entitled to sell to the prospective purchaser in the Participation Sale the portion (as set forth in the relevant Participation Notice) of such Non-Initiating Seller’s shares of Buyer Common Stock, for the same consideration receivable by and on the same terms applicable to the Initiating Seller in the Participation Sale.

“Tax” means any tax, charge, deficiency, duty, fee, levy, toll or other amount (including, without limitation, any net income, gross income, profits, gross receipts, excise, property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, alternative, add-on minimum, estimated, severance, stamp, occupation, environmental, premium, capital stock, disability, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording, registration or other tax) assessed or otherwise imposed by any Governmental Entity or under applicable Law, together with any interest, penalties or any other additions or increases.

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“Tax Return” means mean any return, election, declaration, report, schedule, information return, document, information, opinion, statement, or any amendment to any of the foregoing (including, without limitation, any consolidated, combined or unitary return and any related or supporting information) with respect to Taxes.

“Transaction Documents” means this Agreement and the Employment Agreements.

“Transfer” means any sale, assignment, pledge, hypothecation or other disposition.

“Treasury Regulations” means the regulations promulgated under the Code.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

BUYER:

AMERI HOLDINGS, INC.

By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	President and Chief Executive Officer

COMPANY:

DC&M PARTNERS, L.L.C.

By:	/s/ Marius van Gijlswijk
	Name:	Marius van Gijlswijk
	Title:	Manager

MEMBERS:

Lucid Solutions Inc.

By:	/s/ Mark Breck
Mark Breck, President

Housekens LLC

By:	/s/ Fredericus Huijskens
Fredericus Huijskens, Manager

MACT Holdings LLC

By:	/s/ Marius van Gijlswijk
Marius van Gijlswijk, Manager

/s/ Mark Breck
Mark Breck

[Signature Page to AMERI Holdings, Inc.- DC&M PARTNERS, L.L.C. Membership Interest Purchase Agreement]

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/s/ Fredericus Huijskens
Fredericus Huijskens

/s/ Marius van Gijlswijk
Marius van Gijlswijk

Solely for the purposes of Section 1.1(b):

/s/ Giri Devanur
Giri Devanur

/s/ Srinidhi “Dev” Devanur
Srinidhi “Dev” Devanur

[Signature Page to AMERI Holdings, Inc.- DC&M PARTNERS, L.L.C. Membership Interest Purchase Agreement]